PART II AND III PRELIMINARY OFFERING CIRCULAR-REG A- POST EFFECTIVE AMENDMENT No.1

Preliminary Offering Circular dated __, 2020

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

XEME Biopharma Holdings Inc.

$20,000,000

100,000,000 SHARES OF CLASS A COMMON STOCK

$0.20 PER SHARE

EXPLANATORY NOTE

This is a Post-Effective Amendment that relates to the Regulation A filed by Acqusalut Inc. the previous name of XEME Biopharma Holdings Inc. (“XBH,”) and was qualified by the Securities and Exchange Commission on November 5, 2019. XBH and the fully owned subsidiary of XBH, XEME Biopharma Inc., a Delaware Corporation (“XEME”) (collectively “the Company,” “us” “we”) are filing this Post-Effective Amendment due to the Company changing its operation from live entertainment business to Biotech business and also to replace content due to the change of the par value of the shares of the XBH from $0.0001 per share to no par value shares as amended by filing an amended Articles of Incorporation on August 3, 2020.

This Offering Circular is to facilitate the public offering of securities of XEME Biopharma Holdings Inc, a Florida corporation pursuant to Regulation A, Tier II. We are offering 100,000,000 shares of our common stock, no par value ("Common Stock"), at an offering price of $0.20 per share (the "Offered Shares") by the Company. This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). The minimum purchase requirement per investor is 2,500 Shares ($500), however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The Company is following the “Offering Circular” format of disclosure under Regulation A, Tier II.

Our Common Stock is NOT traded in any stock market or national securities exchange.

Investing in our Common Stock involves a high degree of risk. See "Risk Factors" beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)(4)	$0.20	$20,000,000
Underwriting Discounts and Commissions (3)	$0.000	$0
Proceeds to Company	$0.20	$20,000,000

(1) We are offering shares on a continuous basis. See “Distribution.”

(2) This is a “best effort” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “Procedures for Subscribing”

(3) We are offering these securities without an underwriter.

(4) Excludes estimated total offering expenses such as legal, accounting and State license fees will be approximately $17,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.20 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. To be in compliance with the Rule 251 (a) (1) of Regulation A, in the event the Company issue shares from this offering for any non-cash considerations, then the Company shall price such securities that are being issued to be at the same value at which the shares are sold for which cash is received so that the aggregate offering price is based on the for-cash price and the valuation of any non-cash consideration will be “reasonable at the time made.”

All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

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No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The date of this Offering Circular is ______, 2020.

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "XBH", “XEME”, "we", the "Company", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations collectively of XEME Biopharma Holdings Inc. and its 100% owned subsidiary XMEM Biopharma Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a "going concern;"

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

The Company was incorporated on April 2, 2019 as Acqusalut Inc., under the laws of the State of Florida and pursuant to amended Articles of Incorporation filed with State of Florida on August 3, 2020, the Company changed its name to XEME Biopharma Holdings Inc. (“XBH”) to coincide with a share exchange agreement executed on August 3, 2020, with XEME Biopharma Inc., a corporation incorporated in the State of Delaware (“XEME”) and the selling stockholders of XEME, R2T Biopharma Inc., a corporation incorporated in the State of California (“R2T”), whereby R2T acquired the majority shares of XBH in exchange for R2T’s 100% ownership of XEME to XBH. Our fiscal year-end date is December 31. XBH and XEME would be collectively referred to herein as "we," "us,” “our," and/or the "Company."

Xeme Biopharma Inc., a clinical stage biotech company dedicated to the development of innovative therapeutic cancer vaccines (“TCV”) and other immune-oncology products to accomplish its goal of having its vaccines and other products rapidly produced to be able to easily administer, non-toxic, safe and  significantly improve safety and efficacy outcomes for hematologic and solid tumor indications.

IND assignment document

The Company received the official document from Food and Drug Administration to assign Investigational New Drug Application (IND) number on July 19, 2013.

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XEME has obtained IND #15639 from the FDA, which will allow submission for approval of several clinical protocols for various hematologic malignancies and solid tumor indications.

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IND can be used for the development of innovative Therapeutic Cancer Vaccines (TCV), which are manufactured using a patented nanotechnology enabled TCV platform (Aggregon®).

The Company offices are located at 20 Corporate Park, Suite 400 Irvine, CA 92606. Our Website is https://www.xemebiopharma.com/. Our telephone number is 925-202-6000. Our Email address is info@xemeholdings.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealer’s spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock does not trade on any securities market or national securities exchange.

SUMMARY OF THE OFFERING

Issuer	XEME Biopharma Holdings Inc.

Securities Offered:	Up to 100,000,000 shares of the Company’s Class A Common Stock.

Offering Price:	$0.20 per share.

Offering Period:	For one year from the date of this prospectus, unless extended by the Company for an additional 90 days in its sole discretion.

Proceeds to the Company:	Assuming the following percentages of Common Stock sold in the offering, the Company will receive the following proceeds:
	% of Common Stock Sold	Gross Proceeds
	25%	5,000,000
	50%	10,000,000
	75%	15,500,000
	100%	20,000,000

There is no guarantee that the Company will receive any proceeds from this offering.  The Company estimates the expenses of this offering will be approximately $17,000, which shall be deducted from the gross proceeds received in the offering.

Use of Proceeds:

We will use the net proceeds, for which there is no guarantee of receipt, of this offering to continue with our research to get approval from the FDA for our TCV products and for working capital purposes (see “Use of Proceeds” on page 21).

Common Stock Outstanding Prior to the Offering:	914,591,800 shares of Class A Common Stock and 40,000,000 shares of Class B common stock.
	Shares of Class B common stock have super voting rights giving each share of Class B common stock 10 votes for all matters on which the holders of Class A Common Stock vote.

Common Stock Outstanding After the Offering:

1,014,591,800 of Class A Common Stock, and 40,000,000 Class B Common Stock, assuming all of the shares of Common Stock offered in this prospectus are sold, which will represent approximately 9.48% of the outstanding voting stock of the Company.

Trading Symbol:

There is currently no public market for our Common Stock.  Assuming we have a successful offering, we plan to have our shares of Common Stock quoted on the OTCQB.  To be quoted on the OTCQB, a broker-dealer market maker must apply to make a market in our Common Stock.  We do not have any agreements or understanding with any market maker to file an application on our behalf and there is no guarantee that any market maker will file an application on our behalf.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. Please refer to the sections “Risk Factors” and “Dilution” before making an investment in our Common Stock.

SUMMARY FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus.

For the Period from
January 1, 2020
through September 30, 2020
Statement of Operations

Revenues	$-0-
Cost of Revenues	$-0-
General and Administrative Expenses	$450,417
Total Operating Expenses	$450,417
Other Income	$-0-
Net Loss	$450,417

As of September 30, 2020
Balance Sheet Data

Cash	$541,812
Total Assets	$1,104,391
Total Liabilities	$1,055,470
Stockholders’ Equity	$48,921

RISK FACTORS

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The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute "Forward-Looking Statements."

Risks Related to this Offering

We are depended upon the proceeds of this offering to provide funds to develop our business. Because this is a best efforts offering there are no assurances we will raise sufficient capital to enable us to develop our business

We are dependent upon the proceeds from this offering to provide funds for the development of our business. If we sell less than all of the Shares offered hereby, we will have significantly less funds available to us to implement our business strategy, and our ability to generate any revenues may be adversely affected. While this offering seeks to raise a portion of the capital we will need, this is a best efforts offering with no minimum and there are no assurances we will sell all or any portion of the Shares offered hereby. Even if we sell all of the Shares offered hereby, we cannot guarantee prospective investors that we will ever generate any significant revenues or report profitable operations, or that our revenues will not decline in future periods. We do not have any firm commitments to provide capital and we anticipate that we will have certain difficulties raising capital given the development stage of our company, and the lack of a public market for our securities. Accordingly, we cannot assure you that additional working capital as needed will be available to us upon terms acceptable to us.  If we do not raise funds as needed, our ability to continue to implement our business model is in jeopardy and we may never be able to achieve profitable operations.  In that event, our ability to continue as a going concern is in jeopardy and you could lose all of your investment in our company.

There is no public market for our shares

There is no public market for the Shares, and there are no assurances a public market will ever be established. Accordingly, an investment in the Shares should be considered illiquid.

Our management has full discretion as to the use of proceeds from this offering

We presently anticipate that the net proceeds from this offering will be used the purposes set forth under “Use of Proceeds” appearing elsewhere in this Offering Memorandum. We reserve the right, however, to use the net proceeds from this offering for other purposes not presently contemplated which we deem to be in our best interests in order to address changed circumstances and opportunities. As a result of the foregoing, purchasers of the Shares offered hereby will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend, with only limited information concerning management's specific intentions.

Our management has included an arbitration clause to the subscription agreement in this offering for the terms of the subscription agreement to be governed by that arbitration clause that apply also to all claims arising or relating to state and federal securities laws and the rules and regulations promulgated thereunder which may disadvantage the subscriber when/if the subscriber wished to bring in any legal claims against us.

In Section IV(2) of the subscription agreement for this offering, we have an arbitration clause whereby the investor agrees that only courts of competent jurisdiction in Dade County, Florida and the United States District Court for the Southern District of Florida, Miami Division shall have concurrent jurisdiction with the arbitration tribunals of the American Arbitration Association for purposes of entering temporary, preliminary and permanent injunctive relief and with regard to any action arising from the Offering or out of any breach or alleged breach of this Agreement (“Arbitration Clause”). This provision also applies to all claims arising from or relating to state and federal securities laws and the rules and regulations promulgated thereunder. Investor agrees to submit to the personal jurisdiction of such courts and any other applicable court within the State of Florida. Provided that this Arbitration Clause is enforceable as specified in this subscription agreement, then this clause may disadvantage a subscriber in ways including, but not limited to, increased costs to bring a claim, limited access to information and other imbalances of resources between the company and shareholders, and thus, this provision can discourage claims or limit shareholders’ ability to bring a claim in a judicial forum that they find favorable. Further, because this arbitration clause also applies to federal securities law claims, provided this arbitration clause is enforceable, by agreeing to the subscription agreement, investors cannot waive the company's compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Our management has also included an exclusive forum provision apply to all claims arising or relating to state and federal securities laws and the rules and regulations promulgated thereunder to the subscription agreement in this offering for the terms of the subscription agreement to be governed by that exclusive forum provision which may disadvantage the subscriber when/if the subscriber wished to bring in any legal claims against us.

In Section IV(1) of our subscription agreement for this offering, we have an exclusive forum provision apply to all claims arising from or relating to state and federal securities laws and the rules and regulations promulgated thereunder whereby the investor agrees that only courts of competent jurisdiction in Dade County, Florida and the United States District Court for the Southern District of Florida, Miami Division shall have concurrent jurisdiction with the arbitration tribunals of the American Arbitration Association for purposes of entering temporary, preliminary and permanent injunctive relief and with regard to any action arising from the Offering or out of any breach or alleged breach of this agreement.  Investor agrees to submit to the personal jurisdiction of such courts and any other applicable court within the State of Florida. Provided that this exclusive forum is enforceable as specified in this subscription agreement, then this clause may disadvantage a subscriber in ways including, but not limited to, increased costs to bring a claim, limited access to information and other imbalances of resources between the company and shareholders, and thus, this provision can discourage claims or limit shareholders’ ability to bring a claim in a judicial forum that they find favorable. Further, because the arbitration clause and exclusive forum apply to federal securities law claims by agreeing to the subscription agreement, investors cannot waive the company's compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Risks Related to Our Business

Our company is a newly started business and may contain the ordinary risks all new businesses have to go through in the early years

We were formed on April 2, 2019 and through a share exchange agreement bought 100% of XEME Biopharma Inc. a biotech company on August 3, 2020.  Our business prospects are difficult to predict because of the early stage of development, our unproven business strategy and our capital needs. Like most newly begun companies, we have incurred losses since we began. As a development stage company, we face numerous risks and uncertainties in implementing our business plan and there are no assurances that we will be successful.

The success of our business model is depended upon our ability to fund getting FDA approval of drugs being manufactured by our subsidiary.

Our business objective is to fund our 100% owned subsidiary Xeme Biopharma Inc., a clinical stage biotech company dedicated to the development of innovative therapeutic cancer vaccines (“TCV”) and other immune-oncology products to having its vaccines and other products rapidly produced to be able to easily administer, non-toxic, safe and significantly improve safety and efficacy outcomes for hematologic and solid tumor indications. Clinical development of TCV is very expensive, time-consuming, difficult to design and implement, and its outcome is inherently uncertain. Most product candidates that commence clinical trials are never approved by regulatory authorities for commercialization and of those that are approved many do not cover their costs of development or ever generate a profit. In addition, the FDA, a local or central institutional review board, or other regulatory authorities, including state and local agencies and counterpart agencies in foreign countries, may suspend, delay, extend, require modifications or add additional requirements to or terminate our clinical trials at any time.

Clinical product development involves a lengthy and expensive process, with an uncertain outcome. We may incur additional costs and experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.

In order to obtain FDA approval to market a new biological or drug product we must demonstrate proof of safety, purity and efficacy in humans. The risk of failure for product candidates is high. It is impossible to predict when or if any of our product candidates will prove effective or safe in humans or will receive regulatory approval. Before obtaining marketing approval from regulatory authorities for the sale of any product candidate, we must complete preclinical development and then conduct extensive clinical trials to demonstrate the safety, purity, potency, and efficacy of our product candidates in humans. Clinical testing is expensive, difficult to design and implement, can take many years to complete and is inherently uncertain as to outcome. A failure of one or more clinical trials can occur at any stage of testing or at any time during the trial process. The outcome of preclinical testing and early clinical trials may not be predictive of the results of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their products.

We have not completed all clinical trials required for the approval of any of our product candidates. We cannot assure you that any clinical trial that we are conducting, or may conduct in the future, will demonstrate consistent or adequate efficacy and safety to obtain regulatory approval to market our product candidates. We may incur additional costs and experience delays in ongoing clinical trials for our product candidates, and we do not know whether future clinical trials, if any, will begin on time, need to be redesigned, enroll an adequate number of patients on time or be completed on schedule, if at all. We may experience numerous unforeseen events during or as a result of clinical trials that could delay or prevent our ability to receive marketing approval or commercialize our product candidates, including:

•	regulators or institutional review boards may not authorize us or our investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site;

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we may experience delays in reaching, or fail to reach, agreement on acceptable clinical trial contracts or clinical trial protocols with prospective trial sites or prospective contract research organizations, or CROs, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

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clinical trials of our product candidates may produce negative or inconclusive results, including failure to demonstrate statistical significance, and we may decide, or regulators may require us, to conduct additional clinical trials or abandon product development programs;

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the number of patients required for clinical trials of our product candidates may be larger than we anticipate, enrollment in these clinical trials may be slower than we anticipate or participants may drop out of these clinical trials or fail to return for post-treatment follow-up at a higher rate than we anticipate;

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our product candidates may have undesirable side effects or other unexpected characteristics, causing us or our investigators, regulators or institutional review boards to suspend or terminate the trials;

•	our third-party contractors may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all;

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regulators or institutional review boards may require that we or our investigators suspend or terminate clinical development for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks;

•	the cost of clinical trials of our product candidates may be greater than we anticipate; and

•	the supply or quality of our product candidates or other materials necessary to conduct clinical trials of our product candidates may be insufficient or inadequate.

If we experience delays in the completion of, or termination of, any clinical trial of our product candidates, the commercial prospects of our product candidates will be harmed, and our ability to generate product revenues from any of these product candidates will be delayed. In addition, any delays in completing our clinical trials will increase our costs, slow down our product candidate development and approval process and jeopardize our ability to commence product sales and generate revenues.

Success in preclinical studies or earlier clinical trials may not be indicative of results in future clinical trials.

Success in preclinical testing and early clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate. Preclinical tests and Phase 1 and Phase 2 clinical trials are primarily designed to test safety, to study pharmacokinetics and pharmacodynamics and to understand the side effects of product candidates at various doses and schedules. Success in preclinical or animal studies and early clinical trials does not ensure that later large-scale efficacy trials will be successful, nor does it predict final results. Our product candidates may fail to show the desired safety and efficacy in clinical development despite positive results in preclinical studies or having successfully advanced through initial clinical trials.

Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials even after achieving promising results in preclinical testing and earlier-stage clinical trials. Data obtained from preclinical and clinical activities are subject to varying interpretations, which may delay, limit or prevent regulatory approval. In addition, we may experience regulatory delays or rejections as a result of many factors, including changes in regulatory policy during the period of our product candidate development. Any such delays could negatively impact our business, financial condition, results of operations and prospects.

Interim “top-line” and preliminary results from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, we may publish interim top-line or preliminary results from our clinical trials. Interim results from clinical trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Preliminary or top-line results also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, interim and preliminary data should be viewed with caution until the final data are available. Differences between preliminary or interim data and final data could significantly harm our business prospects and may cause the trading price of our common stock to fluctuate significantly.

Our clinical trials may fail to demonstrate the safety and efficacy of our product candidates, or serious adverse or unacceptable side effects may be identified during the development of our product candidates, which could prevent or delay regulatory approval and commercialization, increase our costs or necessitate the abandonment or limitation of the development of some of our product candidates.

Before obtaining regulatory approvals for the commercial sale of our product candidates, we must demonstrate through lengthy, complex and expensive preclinical testing and clinical trials that our product candidates are safe, pure and effective for use in each target indication, and failures can occur at any stage of testing. Clinical trials often fail to demonstrate safety or efficacy of the product candidate studied for the target indication.

If our product candidates are associated with side effects in clinical trials or have characteristics that are unexpected, we may need to abandon their development or limit development to more narrow uses in which the side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. The FDA or an institutional review board may also require that we suspend, discontinue, or limit our clinical trials based on safety information, or that we conduct additional animal or human studies regarding the safety and efficacy of our product candidates which we have not planned or anticipated. Such findings could further result in regulatory authorities failing to provide marketing authorization for our product candidates or limiting the scope of the approved indication, if approved. Many product candidates that initially showed promise in early stage testing have later been found to cause side effects that prevented further development of the product candidate.

As an organization, we have never conducted pivotal clinical trials, and we may be unable to do so for any product candidates we may develop.

We will need to successfully complete essential clinical trials to obtain the approval of the FDA, EMA or other regulatory agencies to market any of our candidate. Carrying out pivotal clinical trials is a complicated process. As an organization, we have not previously conducted any later stage or pivotal clinical trials. In order to do so, we will need to expand our clinical development and regulatory capabilities, and we may be unable to recruit and train qualified personnel. We also expect to continue to rely on third parties to conduct our pivotal clinical trials. We will rely on third parties to conduct our future clinical trials for product candidates, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials.” We may require more time and incur greater costs than our competitors and may not succeed in obtaining regulatory approvals of product candidates that we develop. Failure to commence or complete, or delays in, our planned clinical trials, could prevent us from or delay us in commercializing our product candidates.

If we experience delays or difficulties in the enrollment and/or maintenance of patients in clinical trials, our receipt of necessary regulatory approvals could be delayed or prevented.

Successful and timely completion of clinical trials will require that we enroll a sufficient number of patients. Patient enrollment, a significant factor in the timing of clinical trials, is affected by many factors, including the size and nature of the patient population. Trials may be subject to delays as a result of patient enrollment taking longer than anticipated or patient withdrawal. We may not be able to initiate or continue clinical trials for our product candidates if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA or foreign regulatory authorities. We cannot predict how successful we will be at enrolling subjects in future clinical trials. Subject enrollment is affected by other factors including:

•	the eligibility criteria for the trial in question;

•	the size of the patient population and process for identifying patients;

•	the perceived risks and benefits of the product candidate in the trial;

•	the availability of competing commercially available therapies and other competing drug candidates’ clinical trials;

•	the willingness of patients to be enrolled in our clinical trials;

•	the efforts to facilitate timely enrollment in clinical trials;

•

potential disruptions caused by the COVID-19 pandemic, including difficulties in initiating clinical sites, enrolling participants, diversion of healthcare resources away from clinical trials, travel or quarantine policies that may be implemented, and other factors;

•	the patient referral practices of physicians;

•	the ability to monitor patients adequately during and after treatment; and

•	the proximity and availability of clinical trial sites for prospective patients.

Our inability to enroll a sufficient number of patients for clinical trials would result in significant delays and could require us to abandon one or more clinical trials altogether. Enrollment delays in these clinical trials may result in increased development costs for our product candidates, which would cause the value of our company to decline and limit our ability to obtain additional financing. Furthermore, we rely on and expect to continue to rely on CROs and clinical trial sites to ensure the proper and timely conduct of our clinical trials and we will have limited influence over their performance. Furthermore, even if we are able to enroll a sufficient number of patients for our clinical trials, we may have difficulty maintaining enrollment of such patients in our clinical trials.

Changes in methods of product candidate manufacturing or formulation may result in additional costs or delay.

As product candidates proceed through preclinical studies to late-stage clinical trials towards potential approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods and formulation, are altered along the way in an effort to optimize processes and product characteristics. Such changes carry the risk that they will not achieve these intended objectives. Any of these changes could cause our product candidates to perform differently and affect the results of planned clinical trials or other future clinical trials conducted with the materials manufactured using altered processes. Such changes may also require additional testing, FDA notification or FDA approval. This could delay completion of clinical trials, require the conduct of bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay approval of our product candidates and jeopardize our ability to commence sales and generate revenue.

The ongoing COVID-19 pandemic could adversely impact our business, including our clinical trials.

In December 2019, a novel strain of coronavirus, SARS-CoV-2, was reported to have surfaced in Wuhan, China and to cause a severe respiratory illness now known as COVID-19. Since then, COVID-19 has spread to multiple countries. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic, and the U.S. government imposed travel restrictions on travel between the United States, Europe, Canada and other countries. Further, the President of the United States declared the COVID-19 pandemic a national emergency, invoking powers under the Stafford Act, the legislation that directs federal emergency disaster response. We may experience disruptions due to the COVID-19 pandemic that could severely impact our business and clinical trials, including:

•	delays, difficulties or a suspension in enrolling patients in our ongoing and planned clinical trials;

•	delays, difficulties or a suspension in clinical site initiation, including difficulties in recruiting clinical site investigators and clinical site staff;

•	interruptions in our ability to manufacture and deliver products for trials;

•

diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials;

•	interruption of key clinical trial activities, such as clinical trial site monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others; and

•

limitations in employee resources that would otherwise be focused on the conduct of our clinical trials, including because of sickness of employees or their families or the desire of employees to avoid contact with large groups of people.

The global COVID-19 pandemic continues to rapidly evolve. The extent to which COVID-19 may impact our business and clinical trials will depend on future developments that are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

If we or any partners with which we may collaborate to market and sell our products are unable to achieve and maintain insurance coverage and adequate levels of reimbursement for this compound following regulatory approval and usage by patients, our commercial success may be hindered severely.

If our products only become available by prescription, successful sales by us or by any partners with which we collaborate may depend on the availability of insurance coverage and adequate reimbursement from third-party payors as patients would then be forced to pay for the out-of-pocket if coverage and associated reimbursement is denied. Patients who are prescribed medicine for the treatment of their conditions generally rely on third-party payors to reimburse all or part of the costs associated with their healthcare. The availability of coverage and adequate reimbursement from governmental healthcare programs, such as Medicare and Medicaid in the U.S., and private third-party payors is often critical to new product acceptance regardless of how well the product works. Coverage decisions may depend on clinical and economic standards that disfavor TCV products when more established or lower-cost alternatives are already available or subsequently become available, even if these alternatives are not as safe and effective or may be affected by the budgets and demands on the various entities responsible for providing health insurance to patients who will use our products.

Third-party payors, whether foreign or domestic, or governmental or commercial, are developing increasingly sophisticated methods of controlling healthcare costs. In the U.S., although private third-party payors tend to follow Medicare and Medicaid practices, no uniform or consistent policy of coverage and reimbursement for products exists among third-party payors. Therefore, coverage and reimbursement for products can differ significantly from payor to payor as well as state to state. Consequently, the coverage determination process is often uncertain and a time-consuming and costly process that must be played out across many jurisdictions and different entities and which will require us to provide scientific, clinical and health economics support for the use of our products compared to current alternatives and do so to each payor separately, with no assurance that coverage and adequate reimbursement will be obtained and in what amount or time frame.

Our TCV products, if approved, will face significant competition and its failure to compete effectively may prevent it from achieving significant market penetration.

The pharmaceutical industry is characterized by rapidly advancing technologies, intense competition, less effective patent terms, and a strong emphasis on developing newer, fast-to-market proprietary therapeutics. Numerous companies are engaged in the development, patenting, manufacturing, and marketing of healthcare products competitive with those that we are developing, including TCV. We face competition from a number of sources, such as pharmaceutical companies, generic drug companies, biotechnology companies and academic and research institutions, many of which have greater financial resources, marketing capabilities, sales forces, manufacturing capabilities, research and development capabilities, regulatory expertise, clinical trial expertise, intellectual property portfolios, more international reach, experience in obtaining patents and regulatory approvals for product candidates and other resources than us. Some of the companies that offer competing products also have a broad range of other product offerings, large direct sales forces, and long-term customer relationships with our target physicians, which could inhibit our market penetration efforts.

We currently have limited marketing capabilities and no sales organization. If we are unable to establish sales and marketing capabilities on our own or through third parties, or are delayed in establishing these capabilities, we will be unable to successfully commercialize our product candidates, if approved, or generate product revenue.

We currently have limited marketing capabilities and no sales organization. To commercialize our product candidates, if approved, in the U.S., Australia, Canada, the European Union, Latin America, Africa, the Middle East, and other jurisdictions we seek to enter, we must build our marketing, sales, distribution, managerial and other non-technical capabilities or make arrangements with third parties to perform these services, and we may not be successful in doing so. Even if managed to hire  employees  with experience in the marketing, sale and distribution of TCV, and business development activities involving external alliances, from prior employment at other companies, we as a company have no prior experience in the commercial launch, marketing, sale and distribution of TCV products, and there are significant risks involved in building and managing a sales organization, including our ability to hire, retain and incentivize qualified individuals, generate sufficient sales leads, provide adequate training to sales and marketing personnel, and effectively manage a geographically dispersed sales and marketing team so they operate in an effective and compliant way. Any failure or delay in the development of our internal sales, marketing, distribution, and pricing/reimbursement/access capabilities would impact adversely the commercialization of these products.

We may need additional financing which we may not be able to obtain on acceptable terms. Additional capital raising efforts in future periods may be dilutive to our then current shareholders or result in increased interest expenses in future periods.

It may require us to raise additional working capital to continue to implement our business model. Our future capital requirements, however, depend on a number of factors, including our operations, the financial condition of an acquisition target and its needs for capital, our ability to grow revenues from other sources, our ability to manage the growth of our business and our ability to control our expenses. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of the Shares. We cannot assure that we will be able to raise the working capital as needed in the future on terms acceptable to us, if at all. If we do not raise funds as needed, we will be unable to fully implement our business model, fund our ongoing operations or grow our company.

Without obtaining adequate capital funding or improving our financial performance, we may not be able to continue as a going concern.

The report of our independent registered public accounting firm for XEME Biopharma Inc., for the period from January 1, 2020 through the period ended March 31, 2020 included an explanatory paragraph indicating that there is substantial doubt as to our ability to continue as a going concern as a result of recurring losses from operations and negative cash flows. This report is dated July 1, 2020 and does not take into account any proceeds we will receive in this proposed offering. Further, our internally prepared financial statements as of and for the nine months ended September 30, 2020 show a cumulative loss of $421,079.  Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which contemplate that we will continue to operate as a going concern. Our financial statements do not contain any adjustments that might result if we are unable to continue as a going concern. Our ability to continue as a going concern will be determined by our ability to complete this offering enabling us to fund our expansion plans and realize our business objectives. In addition, we have incurred a net loss and negative operating cash flows since inception to date of this report and expect to incur losses in future periods as we continue to increase our expenses in order to position us to grow our business. If we are unable to obtain adequate funding from this proposed offering or in the future, or if we are unable to grow our revenue substantially to achieve and sustain profitability, we may not be able to continue as a going concern.

We may acquire certain synergistic businesses already in operation in exchange for stock of our company and such acquisition efforts in future periods may be dilutive to our then current shareholders

Our business model may result in the issuance of our securities to consummate certain acquisitions in the future. As a result, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. As we will generally not be required to obtain the consent of our shareholders before entering into acquisition transactions, shareholders are dependent upon the judgment of our management in determining the number of, and characteristics of stock issued as consideration in an acquisition.

Our future success depends on our ability to retain key executives and to attract, retain and motivate qualified personnel.

We are highly dependent on the management, development, clinical, financial and business development expertise of our executive officers. Each of our executive officers may currently terminate their employment with us at any time. We do not maintain “key person” insurance for any of our executives or employees.

Recruiting and retaining qualified scientific and clinical personnel and, if we progress the development of our product pipeline toward scaling up for commercialization, manufacturing and sales and marketing personnel, will also be critical to our success. The loss of the services of our executive officers or other key employees could impede the achievement of our development and commercialization objectives and seriously harm our ability to successfully implement our business strategy. Furthermore, replacing executive officers and key employees may be difficult and may take an extended period of time because of the limited number of individuals in our industry with the breadth of skills and experience required to successfully develop, gain regulatory approval of and commercialize products. Competition to hire from this limited pool is intense, and we may be unable to hire, train, retain or motivate these key personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific and clinical personnel from universities and research institutions. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us. If we are unable to continue to attract and retain high quality personnel, our ability to pursue our growth strategy will be limited.

Our employees, independent contractors, consultants, commercial collaborators, principal investigators, CROs, suppliers and vendors may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements.

We are exposed to the risk that our employees, independent contractors, consultants, commercial collaborators, principal investigators, CROs, suppliers and vendors may engage in fraudulent conduct or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violates FDA regulations, including those laws requiring the reporting of true, complete and accurate information to the FDA, manufacturing standards, federal and state healthcare laws and regulations, and laws that require the true, complete and accurate reporting of financial information or data. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Misconduct by these parties could also involve the improper use of individually identifiable information, including, without limitation, information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. We have adopted a code of business conduct and ethics, but it is not always possible to identify and deter misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant civil, criminal and administrative penalties, including, without limitation, damages, fines, disgorgement, imprisonment, exclusion from participation in government healthcare programs, such as Medicare and Medicaid, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws, and the curtailment or restructuring of our operations.

If we are unable to obtain or protect intellectual property rights related to any of our product candidates, we may not be able to compete effectively in our market

We rely upon a combination of patents, trade secret protection and confidentiality agreements to protect the intellectual property related to our product candidates. Our success depends in large part on our ability to obtain and maintain patent and other intellectual property protection in the United States and in other countries with respect to our proprietary technology and product candidates. We cannot offer any assurances about which of our patent applications will issue, the breadth of any resulting patent or whether any of the issued patents will be found invalid and unenforceable or will be threatened by third parties. We cannot offer any assurances that the breadth of our granted patents will be sufficient to stop a competitor from developing and commercializing a product, including a biosimilar product that would be competitive with one or more of our product candidates. Furthermore, any successful challenge to these patents or any other patents owned by or licensed to us after patent issuance could deprive us of rights necessary for the successful commercialization of any of our product candidates. Further, if we encounter delays in regulatory approvals, the period of time during which we could market a product candidate under patent protection could be reduced.

The patent prosecution process is expensive and time-consuming. We may not be able to prepare, file and prosecute all necessary or desirable patent applications at a commercially reasonable cost or in a timely manner or in all jurisdictions. It is also possible that we may fail to identify patentable aspects of inventions made in the course of development and commercialization activities before it is too late to obtain patent protection on them. Moreover, depending on the terms of any future in-licenses to which we may become a party, we may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering technology in-licensed from third parties. Therefore, these patents and patent applications may not be prosecuted and enforced in a manner consistent with the best interests of our business.

In addition to the protection provided by our patent estate, we rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not amenable to patent protection. Although we generally require  and all of our employees, consultants, advisors and any third parties who have access to our proprietary know-how, information, or technology to enter into confidentiality agreements, we cannot provide any assurances that all such agreements have been duly executed, or that our trade secrets and other confidential proprietary information will not be disclosed. Moreover, our competitors may independently develop knowledge, methods and know-how equivalent to our trade secrets. Competitors could purchase our products, if approved, and replicate some or all of the competitive advantages we derive from our development efforts for technologies on which we do not have patent protection. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

We also seek to preserve the integrity and confidentiality of our data and trade secrets by maintaining physical security of our premises and physical and electronic security of our information technology systems. While we have confidence in these individuals, organizations and systems, our agreements or security measures may be breached, and we may not have adequate remedies for any breach. Also, if the steps taken to maintain our trade secrets are deemed inadequate, we may have insufficient recourse against third parties for misappropriating the trade secret. In addition, others may independently discover our trade secrets and proprietary information. For example, the FDA is considering whether to make additional information publicly available on a routine basis, including information that we may consider to be trade secrets or other proprietary information, and it is not clear at the present time how the FDA’s disclosure policies may change in the future. If we are unable to prevent material disclosure of the non-patented intellectual property related to our technologies to third parties, and there is no guarantee that we will have any such enforceable trade secret protection, we may not be able to establish or maintain a competitive advantage in our market, which could materially adversely affect our business, results of operations and financial condition.

Patent terms may be inadequate to protect our competitive position on our products for an adequate amount of time, and if we do not obtain protection under the Hatch-Waxman Amendments and similar non-United States legislation for extending the term of patents covering each of our product candidates, our business may be materially harmed.

Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. Depending upon the timing, duration and conditions of FDA marketing approval of our product candidates, one or more of our United States patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the Hatch-Waxman Amendments, and similar legislation in the European Union. The Hatch-Waxman Amendments permit a patent term extension of up to five years for a patent covering an approved product as compensation for effective patent term lost during product development and the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval. Only one patent may be extended, and only those claims covering the approved drug, a method for using it, or a method for manufacturing it may be extended. However, we may not receive an extension if we fail to apply within applicable deadlines, fail to apply prior to expiration of relevant patents or otherwise fail to satisfy applicable requirements. Moreover, the length of the extension could be less than we request. If we are unable to obtain patent term extension or the term of any such extension is less than we request, the period during which we can enforce our patent rights for that product will be shortened and our competitors may obtain approval to market competing products sooner. As a result, our revenue from applicable products could be reduced and could have a material adverse effect on our business.

We may be involved in lawsuits to protect or enforce our patents, which could be expensive, time consuming and unsuccessful.

Competitors may infringe the patents we have applied for. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming. If we initiate legal proceedings against a third party to enforce a patent covering one of our product candidates, the defendant could counterclaim that the patent covering our product or product candidate is invalid and/or unenforceable. In patent litigation in the United States, counterclaims alleging invalidity and/or unenforceability are common, and there are numerous grounds upon which a third party can assert invalidity or unenforceability of a patent. In an infringement proceeding, a court may decide that the patent claims we are asserting are invalid and/or unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patent claims do not cover the technology in question. Third parties may also raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms include re-examination, post grant review, inter partes review and equivalent proceedings in foreign jurisdictions (for example, opposition proceedings). Such proceedings could result in revocation of or amendment to our patents in such a way that they no longer cover our product candidates. The outcome following legal assertions of invalidity and unenforceability is unpredictable

Interference proceedings provoked by third parties or brought by us may be necessary to determine the priority of inventions with respect to our patent applications. An unfavorable outcome could require us to cease using the related technology or force us to take a license under the patent rights of the prevailing party, if available. Furthermore, our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Our defense of litigation or interference proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. We may not be able to prevent misappropriation of our intellectual property rights, particularly in countries where the laws may not protect those rights as fully as in the United States.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions, or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our common stock.

Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain.

As our current and future product candidates progress toward commercialization, the possibility of a patent infringement claim against us increases. We cannot provide any assurance that our current and future product candidates do not infringe other parties’ patents or other proprietary rights, and competitors or other parties may assert that we infringe their proprietary rights in any event. We may become party to, or threatened with, adversarial proceedings or litigation regarding intellectual property rights with respect to our current and future product candidates, including interference or derivation proceedings before the USPTO. Even if we believe such claims are without merit, a court of competent jurisdiction could hold that these third-party patents are valid, enforceable and infringed, which could have a negative impact on our ability to commercialize our product candidates. In order to successfully challenge the validity of any such United States patent in federal court, we would need to overcome a presumption of validity. As this burden is high and requires us to present clear and convincing evidence as to the invalidity of any such United States patent claim, there is no assurance that a court of competent jurisdiction would agree with us and invalidate the claims of any such United States patent. Moreover, given the vast number of patents in our field of technology, we cannot be certain that we do not infringe existing patents or that we will not infringe patents that may be granted in the future.

While we may decide to initiate proceedings to challenge the validity of these or other patents in the future, we may be unsuccessful, and courts or patent offices in the United States and abroad could uphold the validity of any such patent. Furthermore, because patent applications can take many years to issue and may be confidential for 18 months or more after filing, and because pending patent claims can be revised before issuance, there may be applications now pending which may later result in issued patents that may be infringed by the manufacture, use or sale of our product candidates. Regardless of when filed, we may fail to identify relevant third-party patents or patent applications, or we may incorrectly conclude that a third-party patent is invalid or not infringed by our product candidates or activities.

If we are found to infringe a third party’s intellectual property rights, we could be required to obtain a license from such third party to continue commercializing our product candidates. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if a license can be obtained on acceptable terms, the rights may be non-exclusive, which could give our competitors access to the same technology or intellectual property rights licensed to us. If we fail to obtain a required license, we may be unable to effectively market product candidates based on our technology, which could limit our ability to generate revenue or achieve profitability and possibly prevent us from generating revenue sufficient to sustain our operations. Alternatively, we may need to redesign our infringing products, which may be impossible or require substantial time and monetary expenditure. Under certain circumstances, we could be forced, including by court orders, to cease commercializing our product candidates. In addition, in any such proceeding or litigation, we could be found liable for substantial monetary damages, potentially including treble damages and attorneys’ fees, if we are found to have willfully infringed the patent at issue. A finding of infringement could prevent us from commercializing our product candidates or force us to cease some of our business operations, which could harm our business. Any claims by third parties that we have misappropriated their confidential information or trade secrets could have a similar negative impact on our business.

The cost to us in defending or initiating any litigation or other proceeding relating to patent or other proprietary rights, even if resolved in our favor, could be substantial, and litigation would divert our management’s attention. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could delay our research and development efforts and limit our ability to continue our operations.

We may be subject to claims that our employees, consultants, or independent contractors have wrongfully used or disclosed confidential information of third parties.

We may employ individuals who were previously employed at other biotechnology or biopharmaceutical companies. Although we try to ensure that our employees, consultants and advisors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants, or independent contractors have inadvertently or otherwise used or disclosed confidential information of our employees’ former employers or other third parties. We may also be subject to claims that former employers or other third parties have an ownership interest in our future patents. Litigation may be necessary to defend against these claims. There is no guarantee of success in defending these claims, and even if we are successful, litigation could result in substantial cost and be a distraction to our management and other employees.

We may enjoy only limited geographical protection with respect to certain patents and we may not be able to protect our intellectual property rights throughout the world.

Filing and prosecuting patent applications and defending patents covering our product candidates in all countries throughout the world would be prohibitively expensive. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection, but enforcement rights are not as strong as that in the United States or Europe. These products may compete with our product candidates, and our future patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

In addition, we may decide to abandon national and regional patent applications before they are granted. The examination of each national or regional patent application is an independent proceeding. As a result, patent applications in the same family may issue as patents in some jurisdictions, such as in the United States, but may issue as patents with claims of different scope or may even be refused in other jurisdictions. It is also quite common that depending on the country, the scope of patent protection may vary for the same product candidate or technology.

While we intend to protect our intellectual property rights in our expected significant markets, we cannot ensure that we will be able to initiate or maintain similar efforts in all jurisdictions in which we may wish to market our product candidates. Accordingly, our efforts to protect our intellectual property rights in such countries may be inadequate, which may have an adverse effect on our ability to successfully commercialize our product candidates in all of our expected significant foreign markets. If we encounter difficulties in protecting, or are otherwise precluded from effectively protecting, the intellectual property rights important for our business in such jurisdictions, the value of these rights may be diminished, and we may face additional competition from others in those jurisdictions.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment, and other requirements imposed by government patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees and various other government fees on patents and/or applications will be due to be paid to the USPTO and various government patent agencies outside of the United States over the lifetime of our patents and/or applications and any patent rights we may obtain in the future. Furthermore, the USPTO and various non-United States government patent agencies require compliance with several procedural, documentary, fee payment and other similar provisions during the patent application process. In many cases, an inadvertent lapse of a patent or patent application can be cured by payment of a late fee or by other means in accordance with the applicable rules. There are situations, however, in which non-compliance can result in abandonment or lapse of the patents or patent applications, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, potential competitors might be able to enter the market, which could have a material adverse effect on our business.

Any trademarks we have obtained or may obtain may be infringed or otherwise violated, or successfully challenged, resulting in harm to our business.

We expect to rely on trademarks as one means to distinguish our product candidates, if approved for marketing, from the drugs of our competitors. Once we select new trademarks and apply to register them, our trademark applications may not be approved. Third parties may oppose or attempt to cancel our trademark applications or trademarks, or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our drugs, which could result in loss of brand recognition and could require us to devote resources to advertising and marketing new brands. Our competitors may infringe or otherwise violate our trademarks and we may not have adequate resources to enforce our trademarks. Any of the foregoing events may have a material adverse effect on our business.

Intellectual property rights do not necessarily address all potential threats to our competitive advantage.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business or permit us to maintain our competitive advantage. The following examples are illustrative:

•	others may be able to make products that are similar to or otherwise competitive with our product candidates but that are not covered by the claims of our current or future patents;

•	an in-license necessary for the manufacture, use, sale, offer for sale or importation of one or more of our product candidates may be terminated by the licensor;

•	we or future collaborators might not have been the first to make the inventions covered by our issued or future issued patents or our pending patent applications;

•	we or future collaborators might not have been the first to file patent applications covering certain of our inventions;

•	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

•	it is possible that our pending patent applications will not lead to issued patents;

•	issued patents that we own or in-license may be held invalid or unenforceable as a result of legal challenges by our competitors;

•	issued patents that we own or in-license may not provide coverage for all aspects of our product candidates in all countries;

•

our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

•	we may not develop additional proprietary technologies that are patentable; and

•	the patents of others may have an adverse effect on our business.

Should any of these events occur, they could significantly harm our business, results of operations and prospects.

Our business activities will be subject to the Foreign Corrupt Practices Act, or FCPA, and similar anti-bribery and anti-corruption laws.

As we expand our business activities outside of the United States, including our clinical trial efforts, we will be subject to the FCPA and similar anti-bribery or anti-corruption laws, regulations or rules of other countries in which we operate. The FCPA generally prohibits offering, promising, giving, or authorizing others to give anything of value, either directly or indirectly, to a non-United States government official in order to influence official action, or otherwise obtain or retain business. The FCPA also requires public companies to make and keep books and records that accurately and fairly reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls. Our business is heavily regulated and therefore involves significant interaction with public officials, including officials of non-United States governments. Additionally, in many other countries, the healthcare providers who prescribe pharmaceuticals are employed by their government, and the purchasers of pharmaceuticals are government entities; therefore, our dealings with these prescribers and purchasers will be subject to regulation under the FCPA. Recently the SEC and Department of Justice have increased their FCPA enforcement activities with respect to biotechnology and pharmaceutical companies. There is no certainty that all of our employees, agents, suppliers, manufacturers, contractors, or collaborators, or those of our affiliates, will comply with all applicable laws and regulations, particularly given the high level of complexity of these laws. Violations of these laws and regulations could result in fines, criminal sanctions against us, our officers, or our employees, the closing down of facilities, including those of our suppliers and manufacturers, requirements to obtain export licenses, cessation of business activities in sanctioned countries, implementation of compliance programs, and prohibitions on the conduct of our business. Any such violations could include prohibitions on our ability to offer our products in one or more countries as well as difficulties in manufacturing or continuing to develop our products, and could materially damage our reputation, our brand, our international expansion efforts, our ability to attract and retain employees, and our business, prospects, operating results, and financial condition.

We face increasing competition from other established companies, small enterprises, and other organizations that have far greater resources and brand awareness than we have.

A significant number of established businesses, including major franchises and their affiliates, and other organizations have entered or may plan to enter the development of innovative therapeutic cancer vaccines (“TCV”) and other immune-oncology product manufacturing business. Many of these current and potential competitors have substantially greater financial, marketing, research and other resources than we have.

One stockholder owns 40,000,000 shares of our Class B common stock with 400,000,000 in voting rights and his interests may differ from yours and that shareholder will be able to exert significant influence over our corporate decisions, including a change of control.

The main shareholder of the Company, R2T Biopharma Inc, has 400,000,000 voting rights due to its ownership of 40,000,000 Class B common stock (See also “Description of Securities.”) The shares of Class B common stock have super voting rights. Even after a successful completion of this offering of 100 million Shares, this shareholder will have 88.21% of voting. As a result, he will be able to influence or control matters requiring approval by our stockholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. This stockholder may have interests that differ from yours and may vote in a way with which you disagree and that may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their stock as part of a sale of our company, and might ultimately affect the potential market price of our stock. Conversely, this concentration may facilitate a change in control at a time when you and other investors may prefer not to sell.

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although our management has experience in operating small companies, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;

•	Maintain a system of management controls; and

•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business

We plan to become a publicly listed company soon after this offering and expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $100,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company that we hope to become soon after this offering. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

We may not pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be adversely affected by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $1.07 billion as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

USE OF PROCEEDS

The following Table shows how we will use the proceeds from our shares being offered (after our estimated offering expenses of $17,000) the Company will receive if:

If 25% of the Shares offered are sold:

If 50% of the Shares offered are sold:

If 75% of the Shared offered are sold:

If 100% of the Shares offered are sold:

These estimates are presented for illustrative purposes only and the actual amount of proceeds received may differ. As there is no minimum offering, we cannot estimate how much in proceeds we will receive from the sale of the shares of our Common Stock offered hereby. There is no guarantee that the Company will receive any proceeds from this offering.

	Sale of	Sale of	Sale of	Sale of
	25,000,000	50,000,000	75,000,000	100,000,000
	Shares	Shares	Shares	Shares
Use of Proceeds	25%	50%	75%	100%
Gross proceeds	$5,000,000	$10,000,000	$15,000,000	$20,000,000
Offering expenses (1)	$17,000	$17,000	$17,000	$17,000
Net proceeds	$4,983,000	$9,983,000	$14,983,000	$19,983,000
Clinical trial & research & development (2)	$1,000,000	$4,000,000	$8,000,000	$15,000,000
Working capital (3)	$3,983,000	$5,983,000	$6,983,000	$4,983,000
Total Funds Remaining	$0	$0	$0	$0

(1)

Offering expenses include legal, accounting, SEC filing fees and costs, EDGAR fees, blue sky, transfer agent fees and other direct costs associated with this offering. We expect to pay the offering costs from cash on hand and the proceeds of this offering.

(2)	We estimated the cost of doing clinical trials, research and development based on the funds available to us.

We made our estimations through research we have done and the discussions we had with professional scientists working with us currently. It is possible that our estimations may change materially during the course of the projects. In the event the actual costs are higher than we presently estimate, we will be required to reduce the number of professionals we can hire thus extending the time to earn revenue, the profits and positive cash flows.

(3)	Includes funds for general overhead and operating expenses, as well and fees and costs associated with an application to list our Common Stock on the inter-broker-dealer electronic market (OTCQB).

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

We based our cash flow estimates using current operation to project future working capital needs and allocating the excess cash we may raise, for which we have no assurance, to clinical trials and research and development.

Following descriptions represent the estimations we have made as to how we will use the proceeds from our offering based on the amounts received as stated on the table above.

Use of Working Capital and Revenue Generation

There is no assurance that we will be able to raise any funds from this offering as we are conducting this offering on a “best-efforts” basis.

25% of the Shares of Common Stock Offered

However, if we sold 25% of the shares of Common Stock that we are offering, we plan to use $1,000,000 for clinical trials and research and development. That deducted from the $5,000,000 we may raise less the offering cost of $17,000 we will have $3,983,000 and after deducting the annual ordinary cost of operations we estimate to be $600,000 from that we will have $3,383,000 left at the end of the first year prior to deducting the additional cost of operations that we estimate to incur under this scenario, that we anticipate being $150,000 per year. Assuming that there will be no revenue in the first few years, we believe the balance of cash at the end of the first year will allow us to continue our business without any cash flow crisis for about 22.55 years. We arrived at this figure by dividing the cash balance at the end of the first year of $3,383,000 by $150,000.

50% of the Shares of Common Stock Offered

However, if we sold 50% of the shares of Common Stock that we are offering, we plan to use $4,000,000 for clinical trials and research and development. That deducted from the $10,000,000 we may raise less the offering cost of $17,000 we will have $5,983,000 and after deducting the annual ordinary cost of operations we estimate to be $600,000 from that we will have $5,383,000 left at the end of the first year prior to deducting the additional cost of operations that we estimate to incur under this scenario, that we anticipate being $200,000 per year. Assuming that there will be no revenue in the first few years, we believe the balance of cash at the end of the first year will allow us to continue our business without any cash flow crisis for about 26.92 years. We arrived at this figure by dividing the cash balance at the end of the first year of $5,383,000 by $200,000.

75% of the Shares of Common Stock Offered

However, if we sold 75% of the shares of Common Stock that we are offering, we plan to use $8,000,000 for clinical trials and research and development. That deducted from the $15,000,000 we may raise less the offering cost of $17,000 we will have $6,983,000 and after deducting the annual ordinary cost of operations we estimate to be $600,000 from that we will have $6,383,000 left at the end of the first year prior to deducting the additional cost of operations that we estimate to incur under this scenario, that we anticipate being $300,000 per year. Assuming that there will be no revenue in the first few years, we believe the balance of cash at the end of the first year will allow us to continue our business without any cash flow crisis for about 21.28 years. We arrived at this figure by dividing the cash balance at the end of the first year of $6,383,000 by $300,000.

100% of the Shares of Common Stock Offered

However, if we sold 100% of the shares of Common Stock that we are offering, we plan to use $15,000,000 for clinical trials and research and development. That deducted from the $20,000,000 we may raise less the offering cost of $17,000 we will have $4,983,000, and after deducting the annual ordinary cost of operations we estimate to be $600,000 from that we will have $4,383,000 left at the end of the first year prior to deducting the additional cost of operations that we estimate to incur under this scenario, that we anticipate being $400,000 per year. Assuming that there will be no revenue in the first few years, we believe the balance of cash at the end of the first year will allow us to continue our business without any cash flow crisis for about 10.96 years. We arrived at this figure by dividing the cash balance at the end of the first year of $4,383,000 by $400,000.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share of common equity immediately after completion of this offering. Net tangible book value is the amount that results from subtracting our total liabilities and intangible assets from our total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares of Common Stock being offered. Dilution of the value of the shares of Common Stock you purchase is also a result of the lower net tangible book value of the shares held by our existing shareholders.

As of  September 30, 2020, the net tangible book value of our shares of common equity, which includes our Class A Common Stock and Class B common stock, was approximately $0.0002, based upon combined outstanding shares of Class A Common Stock and shares of Class B common stock. The following table provides information regarding:

•	the net tangible book value per share of common equity before and after this offering;

•	the amount of the increase in the net tangible book value per share of common equity attributable to the purchase of the shares of Common Stock being offered hereby; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by purchasers in this offering.

The following table presents information assuming the sale of:

•	25% of the shares offered hereby;

•	50% of the shares offered hereby;

•	75% of the shares offered hereby;

•	100% of the shares offered hereby.

These four dilution scenarios below are presented for illustrative purposes only and the actual amount of dilution to purchasers in this offering may differ based upon the number of shares of Common Stock sold in this offering.

	Sale of	Sale of	Sale of	Sale of
	25,000,000	50,000,000	75,000,000	100,000,000
	Shares (25%)	Shares (50%)	Shares (75%)	Shares (100%)
Assumed Initial Public Offering price per share	$0.20	$0.20	$0.20	$0.20
Net tangible book value per share of common equity as of September 30, 2020	$0.0002	$0.0002	$0.0002	$0.0002
Increase in net book value per share of common equity due to offering	$0.0051	$0.0099	$0.0145	$0.0189
Proforma Net tangible book value per share of common equity after offering	$0.0053	$0.0101	$0.0147	$0.0191
Dilution per share to investors purchasing shares of Common Stock in this offering.	$0.1947	$0.1899	$0.1853	$0.1809

The following table sets forth on a pro forma basis, at September 30, 2020, the number of shares of common stock purchased or to be purchased from us, the total consideration paid or to be paid and the average price per share paid or to be paid by existing holders of common stock and by the new investors, if 25%, 50%, 75% or 100% of the shares issued are sold, before deducting estimated offering expenses payable by us.

Sale of 25,000,000 shares (25%)	Number	Percent	Amount	Percent
					Average Price per share
Existing stockholders	954,591,000	97.45%	$199,395	3.83%	$0.0002
New investors	25,000,000	2.55%	$5,000,000	96.17%	$0.20

Total	979,591,000	100.00%	$5,199,395	100.00%	$0.0053
Sale of 50,000,000 shares (50%)

Existing stockholders	954,591,000	95.02%	$199,395	1.95%	$0.0002
New investors	50,000,000	4.98%	$10,000,000	98.05%	$0.20

Total	1,004,591,000	100.00%	$10,199,395	100.00%	$0.0102
Sale of 75,000,000 shares (75%)

Existing stockholders	954,591,000	92.72%	$199,395	1.31%	$0.0002
New investors	75,000,000	7.28%	$15,000,000	98.69%	$0.20

Total	1,029,591,000	100.00%	$15,199,395	100.00%	$0.0148
Sale of 100,000,000 shares (100%)

Existing stockholders	954,591,000	90.52%	$199,395	0.99%	$0.0002
New investors	100,000,000	9.48%	$20,000,000	99.01%	$0.20

Total	1,054,591,000	100.00%	$20,199,395	100.00%	$0.0192

DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been no public market for the Offered Shares. The initial public offering price was determined by the management. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	the history of our management and consultants and the history of and prospects for the industry in which we compete;

•	our projected financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(1) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(2) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares in this offering (please see below on how to calculate your net worth);

(3) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares in this offering, with total assets in excess of $5,000,000;

(4) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor; or

(5) You are a trust with total assets in excess of $5,000,000, your purchase of shares in this offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares in this offering ; Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

Net Worth Calculation

Your net worth is defined as the difference between your total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares in the offering.

In order to purchase shares in this offering and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the company’s satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate  on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company's satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Statements Regarding Forward-looking Statements

______

This Disclosure Statement contains various "forward-looking statements." You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "would," "could," “should," "seeks," "approximately," "intends," "plans," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors."

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our  financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled "Risk Factors", "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company was incorporated on April 2, 2019 as Acqusalut Inc., under the laws of the State of Florida and pursuant to an amended Articles of Incorporation filed with State of Florida on August 3, 2020, the Company changed its name to XEME Biopharma Holdings Inc to coincide with a share exchange agreement on August 3, 2020,  with XEME Biopharma Inc., a corporation incorporated in the State of Delaware (“XEME”) and the selling stockholders of XEME, R2T Biopharma Inc., a corporation incorporated in the State of California (“R2T”) whereby R2T taking over the majority shares of XBH in exchange for transferring 100% ownership of XEME to XBH.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months and based on the percentage of amount we could raise from this offering to proceed to doing more offerings or borrow funds to raise additional funds needed to implement the Company’s objectives of getting FDA approval and then mass producing therapeutic cancer vaccines (“TCV”) and other immune-oncology products to administer, non-toxic, safe and  significantly improved safe and efficacy outcomes for hematologic and solid tumor indications.

Cost of revenue. The Company expects that the cost of revenue will consist primarily of cost of research scientists to carry on research and help mass produce our TCV and the cost of building the labs and maintaining them.

Research and development. Xeme is a clinical stage biotech company dedicated to the development of innovative therapeutic cancer vaccines (“TCV”) and other immune-oncology products.  From the inception of the Company we have been involved in research and development (“R&D”) and we anticipate similar R&D to continue until we get the FDA approval and began our products.

Marketing and sales. The Company will make substantial marketing and sales expenses related to the products we plan to sell.

General and administrative. We believe our general and administrative expenses consist of legal fees, accounting fees and consulting fees to be minimal at the current time but anticipate them to increase when we begin producing our TCV products.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates and assumptions include the fair value of the Company's common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company's deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an "emerging growth company" (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not "emerging growth companies", including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an "emerging growth company" for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any May 31 before that time, we would cease to be an "emerging growth company" as of the following May 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer's fiscal year, and semiannual reports are due in 90 calendar days after the end of the first six months of the issuer's fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies", and our stockholders could receive less information than they might expect to receive from more mature public companies.

XEME Biopharma Inc.

Summary

Xeme Biopharma Inc., a clinical stage biotech company dedicated to the development of innovative therapeutic cancer vaccines (“TCV”) and other immune-oncology products to accomplish its goal of having its vaccines and other products rapidly produced to be able to easily administer, non-toxic, safe and  significantly improve safety and efficacy outcomes for hematologic and solid tumor indications.

History

XEME Biopharma Holdings Inc.(“XBH”), was incorporated on April 2, 2019 as Acqusalut Inc., under the laws of the State of Florida and pursuant to an amended Articles of Incorporation filed with State of Florida on August 3, 2020, the Company changed its name to XEME Biopharma Holdings Inc to coincide with a share exchange agreement executed on August 3, 2020, with XEME Biopharma Inc., a corporation incorporated in the State of Delaware (“XEME”) and the selling stockholders of XEME, R2T Biopharma Inc., a corporation incorporated in the State of California (“R2T”) whereby R2T acquired the majority shares of XBH in exchange for transferring 100% ownership of XEME to XBH.

XEME was incorporated in the state of Delaware March 7, 2005.  The founders of XEME were Mircea C. Popescu, MD, PhD, Richard J. Robb, PhD, and Larry Kwak, MD, PhD. From 2005 until 2011, XEME operated doing minimal research (sponsored by National Institutes of Health’s Small Business Innovation Research – SBIR Grant).  On November 18, 2011, XEME was acquired by Thera Test Laboratories, Inc (the “TTL”) and became a wholly owned subsidiary of TTL. From November 2011 to August 2019, TTL provided all financial support needed for XEME to continue its operations and clinical trials. XEME successfully built a manufacturing facility in Monmouth

Junction, New Jersey, which supplied personalized TCV for its ongoing CLL “Chronic Lymphocytic Leukemia” cancer trial.

In November 2019, 100% of XEME was acquired by R2T Biopharma Inc.(“R2T”) based in California. Under the new parent company “R2T Biopharma, Inc., XEME focused on re-implementing a cGMP Quality System to assure QC and QA for clinical products and expect to continuously clinical trial for CLL and Follicular lymphoma and other solid tumors from Northwestern Cancer Center.

BUSINESS

The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under "Special Note Regarding Forward-Looking Statements." Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Annual Report , including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading "Risk Factors" or elsewhere in this Offering Circular.

Iinnovative Therapeutic Cancer Vaccines

Designated as the “Breakthrough of the Year” by Science magazine in 2013 (Couzin-Frankel, Science, 2013, 342: 1432), Cancer Immunotherapies can be classified as:

A. Passive – using monoclonal antibodies against cancer specific surface antigens (e.g. Trastuzumab/Herceptin against Her-2 / Neu receptor in breast & gastric carcinomas, Rituximab/Rituxan against CD20 in CLL & lymphomas and Cetuximab against epidermal growth factor receptor in colorectal carcinomas). Passive immunotherapies offer improved specificity derived outcomes and higher rates of compliance compared with traditional therapies.

B. Active – based on boosting the anti-tumor immunity by using Immune Check-point agents (e.g. Yervoy, Keytruda and Opdivo), tumor associated antigens (e.g. Provenge / Sipuleucel-T in castration-resistant Prostate cancer), Chimeric Antigen Receptor – T cells (CAR-T), bi-specific antibodies, oncolytic viruses (in situ vaccination, Amgen’s T-Vec) and Therapeutic Cancer Vaccines (TCVs).

Before 2010 investor interest in the field of active  innovative therapeutic cancer vaccines (“TCV”) or immunotherapy of cancer (including vaccines) was low. The interest in the field of immuno-oncology received a boost with the FDA approval of active immunotherapeutic products such as “Provenge” (in April 2010) and the demonstration of a business model by Dendreon Inc., as well as the approval of “Yervoy” from Bristol Myers Squibb in March 2011 (“Stocks to watch on Cancer vaccines’ huge financial potential”, Investorplace.com, Nov. 21, 2011 and “The new Immuno-Oncology revolution”, partnering360.com, Jan. 17, 2015).

Given the considerable worldwide cancer disease burden, there remains a clear and pressing need for new therapies. Traditional cancer therapies (surgery, radiation and chemotherapy) often represent a trade-off between levels of low specificity, high toxicity and partial efficacy. Except for those limited situations in which surgery results in complete eradication of cancer activity, traditional treatments do not eliminate residual cancer disease, often resulting in tumor relapse. Active immune therapy treatment (including therapeutic cancer vaccines) boosts individual immunity against tumor specific antigens, offering the advantages of higher specificity, lower toxicity and prolonged activity, all of which can translate into improved survival rates and improved quality of life.

The transparency Market Research (a market intelligence company based in Albany, New York, providing business research reports), estimates that cancer immunotherapy will grow from $37.5 billion in 2015 to $124.88 billion by 2024, a compound annual growth rate (CAGR) of 14.5%. Other forecasts put the size of the potential future immuno-oncology market by 2024 even higher: from $128.3 billion to $152.829 billion (Meticulous Research- a global market research firm based in Maharashtra, India providing research and consulting) to $173 billion (Market Research Engine- based in Deerfield Beach, FL, providing global market research and consulting).

XEME Biopharma Inc.

XEME Biopharma Inc. (“XEME”) is a clinical stage biotech company dedicated to the development of innovative therapeutic cancer vaccines (“TCV”) and other immune-oncology products. XEME plans to have its vaccines and other products rapidly produced to be able to easily administer, non-toxic, safe and could significantly improve safety and efficacy outcomes for hematologic and solid tumor indications.

XEME’s vaccine (TCV) is classified as TCV Active by FDA.  Among the competitors, classified as Active, we believe we are in very unique market position.  Since our IND #15639 is based on therapeutic platform, not medical product, we can perform several clinical trials to multiple different kinds of cancer patients at the same time with low costs.  While our competitors are larger than we are, and have substantially greater financial resources than we do, we believe, we would be able to compete in these markets successfully, if additional fund raising is completed as planned, while there is no assurance that we can get the funding we need.

XEME’s vaccine candidates are manufactured using a nanotechnology enabled TCV platform dubbed Aggregon®. In the case of autologous TCV, each vaccine is produced for a single patient from their own tumor cells. The product consists of a multitude of synthetic, microbial-sized, concentric-membranes structures containing the totality of tumor antigens and a powerful cytokine (Interleukin – 2, or “IL-2”) that activates tumor killer cells. The microbe-sized construct stimulates antigen-presenting dendritic cells (DC), which increases the efficiency of an anti-tumor response.  The presence of an immune-stimulatory cytokine (IL-2) recruits and expands tumor specific lymphocytes (cytotoxic T cells and natural killer cells). By design, the billions of Aggregon® particles in a milky suspension, inoculated directly and conveniently (subcutaneous) into a patient, ensures focused and sustained delivery of the total cancer antigenic repertoire and IL-2, to achieve an optimal long-lived immune response and a decreased chance for metastatic cancer relapse.

Alternatively, tumor antigens derived through hybridoma or recombinant technologies, synthesized based on DNA sequence of each patient tumor (neoantigens) or common tumor antigens can also be incorporated in the Aggregon structure. Finally, a third kind of TCV that does not contain tumor antigens has also been tested pre-clinically for in situ vaccination applications, i.e. vaccination upon intra-tumoral (IT) administration of Liposomal IL-2 (Oncolipin-IT; Neville et al., Cytokine, 2001, 16: 239; Neville et al., Cytokine, 2000, 12: 1691).

A multi-lamellar coalescent vesicle (“MLCV”) is formed by interaction of two components: lipid nanovesicles (<30 nanometers) and a gamma chain cytokine (e.g. IL-2). The cytokine in the presence of nanovesicles will reveal a single tryptophan amino acid. This hydrophobic amino acid will disrupt the nanovesicles, inserting the cytokine into the resulting lipid membrane that in time, through aggregation, coalescence and fusion will form the MLCV of microbial dimensions (2 to 10 μm) under strictly controlled conditions. The EM images above depict this process. Importantly, the IL -2 is inserted into MLCV in the right conformation to bind to IL-2 receptor.

An MLCV can be further developed into an Aggregon® by adding various antigens individually or extracted from tumor cells at the beginning of the self-assembling process. An Aggregon® is thus a lipo-protein microscopic structure that captures the antigenic diversity of the tumor, a mini “cancer cell -like” entity that upon administration as a vaccine, is able to function as a slow release delivery system for IL-2 and for the antigens incorporated in its structure

Clinical Trials and Product Pipeline

Before formation of the company in 2005, two clinical trials (Phase Ia and Ib) were conducted under the auspices of the National Cancer Institute (NCI) of the National Institutes of Health (NIH) for two of the Company’s Aggregon®-based products, designated Oncovax and OncoquestTM. The clinical dossier of XEME products, including past, present and projected trials are summarized below.

Oncovax: This vaccine was tested in ten patients with follicular lymphoma. Based upon the published results of this trial (Neelapu et al., Clin Cancer Res, 2004, 10: 8309), five of nine eligible patients (5/9) who received the Oncovax vaccine demonstrated a continued complete remission (CR) for at least fifty months. After that, four of nine patients (4/9) entered into long- term continued CR representing an increase of more than two times the disease-free survival rate. Although one patient relapsed during vaccinations, even in this case the tumor stopped growing and the patient once again entered into a CR. Since patients were observed for almost eight years, these results represent one of the best safety profiles in the therapeutic cancer vaccine field and provide indication of efficacy.

OncoquestTM: This vaccine was tested in eleven previously untreated or treated patients with advanced stage III and IV follicular lymphoma, large tumor burdens and tumor induced immunosuppression. As was the case with Oncovax, the product was safe - no toxicity or autoimmune response was observed. Anti-tumor specific immune responses were observed in six of the eleven participating patients, indicating the ability of the vaccine to reverse lymphoma tumor-induced immune suppression. All of these responses were associated with stable disease. In this trial one patient had complete remission post-vaccination (Neelapu et al., Blood, 2007,109: 5160).

OncoquestTM-CLL: In July 2013, XEME obtained from the US Food and Drug Administration (FDA)

Approval of an Investigational New Drug designation (IND #15639) that allows submission for approval of several clinical protocols for various hematologic malignancies. Currently, a version of XEME’s OncoquestTM product line named OncoquestTM-CLL is in a Phase I clinical trial (with “first-in-man” designation by the FDA) for previously untreated, asymptomatic chronic lymphocytic leukemia (CLL) patients. This trial at the Robert H. Lurie Comprehensive Cancer Center, Northwestern University, Chicago, Illinois, under the direction of Principal Investigator Shuo Ma, MD is active with 5 patients already treated, and currently attempt to recruit patients up on an additional funding.

OncoquestTM-L: The IND # 15639 will be used to start a Phase II clinical trial of an OncoquestTM vaccine formulation targeted to lymphoma (OncoquestTM-L) in asymptomatic follicular lymphoma patients. This trial was planned at the M.D. Anderson Cancer center, under the direction of the proposed Principal Investigator Sattva Neelapu, MD and has not yet entered the patient accrual phase.

Solid Tumor Clinical Trials: To pursue the development of autologous vaccines for solid tumor cancers, the Company has conducted manufacturing development work using human biopsy samples from ovarian, lung, melanoma, colon, pancreatic and hepatic malignant tumors. The Company plans to initiate a Phase I / II clinical trial in platinum resistant and relapsed ovarian cancer patients.

Non-Personalized, Off-the-Shelf Products: In addition to autologous personalized TCV, XEME is capable of developing TCV products having ‘off-the-shelf’ standard biologic characteristics and marketing potential: Oncolipin-IT for ‘in situ’ vaccination by intra-tumoral (IT) inoculation of patients with operable bulky or inoperable solid tumors (pre-clinical animal model phase).

To summarize XEME’s initial pipeline consists of two kinds of therapeutic vaccines (OncoquestTM and Oncolipin) with the OncoquestTM vaccine already being tested in one clinical indication. XEME plans to test its therapeutic vaccine candidates in four (4) additional indications as presented in Figure 3 below.

The Manufacturing Process

We believe that the manufacturing process developed by XEME is arguably the most rapid and efficient in the field. A personalized vaccine can be produced in under twenty-four hours and released in the minimum time permitted by FDA’s current Good Manufacturing Practices (cGMP) guidelines. Manufacturing time for competitive products ranges from several days to several weeks. Following manufacturing, the XEME autologous vaccine (OncoquestTM) is frozen and shipped directly to the oncologist or other healthcare provider who supplied the patient’s tumor cells. The vaccine is conveniently administered as five subcutaneous injections at one-month intervals. XEME is in the process of re-implementing a cGMP and Quality System to assure QC and QA for clinical products. The current manufacturing infrastructure can be rapidly expanded to accommodate more clinical trial vaccines and business growth for clinical products. The current manufacturing infrastructure can be rapidly expanded to accommodate more clinical trial vaccines and business growth.

Competition

Currently there are well established TCV manufacturing companies dominating the market and if they chose to compete with a start-up, it may be difficult for us to compete with them. Also, in the future major pharmaceutical companies with already established connections may choose to enter this field making it even harder for the smaller start-up companies.

We believe the competition for our Active Cancer Immunotherapy would come from:

Dendritic Cell-based competitors: Dendreon, Northwest Biotherapeutics, Bavarian Nordic, etc. in the areas of cancer vaccines for solid tumors, which may compete in our products, Aggregon®

CAR-T based competitors: Kite Pharm, Juno Therapeutics, Bellieum Pharmaceuticals, etc. may compete with us in the area of cancer vaccines for blood cancers.

Aduro Biotech, Advaxis Inc. Celldex Therapeutics, Cure Vac, etc. may compete with us in the area of infectious disease.

Moderna, may compete with us in the area of infectious disease. It focuses on drug discovery, drug development, and vaccine technologies based exclusively on messenger RNA. Moderna's technology platform inserts synthetic nucleoside-modified mRNA into human cells.

Competition could come from other TCV makers such as the first therapeutic cancer vaccine, approved by FDA Dendreon’s (Dendreon is a commercial-stage biopharmaceutical company, based in California, who pioneer in the development of treatment that harness the power of the immune system to extend life) Provenge (sipuleucel-T), -- the first FDA-approved immunotherapy made from a patient’s own immune cells-- for metastatic hormone-refractory prostate cancer (US  Cancer  Vaccines  Market  Outlook  2020, RNCOS  (2015)-RNCOS is a business consulting firm based in Uttar Pradash, India, providing business consulting). Provenge consists of autologous living DC. With a reimbursable price of $93,000 per vaccine, Dendreon’s 2014 revenues from sales of Provenge were $304 million (Ibid.). However according to data compiled by Bloomberg--New York based financial data and news provider-- Dendreon’s cost of goods sold for Provenge was 63% of sales in 2012–2013, far exceeding the costs at other biotechnology companies—typically in the range of 10% to 25% (“Dendreon grasps for bid as main drug burns cash” Real M&A, Bloomberg.com, Oct. 30, 2013). In contrast the cost of goods sold for XEME’s vaccines are in the 15% to 20% range, thereby yielding gross margins in the range of 80% to 85%.

An analysis of competitor pipelines by tissue of origin reveals a significant gap for hematological malignancies with the vast majority of vaccine candidates being studied in solid tumors, broken down as follows: Cervical: 32%; Lung: 13%; Brain: 13%; Prostate: 13% and Skin: 13%. Ibid. 25% of late stage (Phase III) vaccines are being developed in Prostate Cancer and 13% each for Melanomas, Glioblastomas and Colon cancer respectively (Global Cancer Vaccines Market 2015-2019, Technavio Insights by Infiniti Research Limited (2015)). More than 65% of TCV candidates in Phase II trials are being developed for genital cancers (US Cancer Vaccines Market Outlook 2020, RNCOS (2015)).

Biovest International’s BioVaxIDTM (Lympreva; Phase III) for follicular lymphoma is XEME’s direct competitor in the lymphoma space but is disadvantaged by its extended manufacturing process (in excess of two months) and limited efficacy. On April 23, 2015, the EU’s Committee on Human Medicinal Products (CHMP) adopted a negative opinion, recommending refusal of marketing authorization for Lympreva.

(www.ema.europa.eu/docs/en_GB/document_library/  Summary_of_opinion_initial_authorization/human/002772/WC500186181.pdf)

Seasonality

We do not expect any seasonality in our business.

Litigation

The Company has no current, pending or threatened legal proceedings or administrative actions either by or against the Company issuer that could have a material effect on the issuer's business, financial condition, or operations and any current, past or pending trading suspensions

DESCRIPTION OF PROPERTY

Facilities

The Company’s office space for its principal corporate office located at 20 Corporate Park, Suite 400 Irvine, CA 92606. We occupy approximately 3611 SF of office space, paying $5,411 per monthly rent.

Employees

As of  December 22, 2020, we had 3 full-time employees and 3 part-time employees, including officers and directors.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

 The following table shows the name, position, age, term of office of XEME Biopharma Holdings Inc.

Name	Position	Age	Term of office
Gongjin Choi, BS & MBA	CEO, Chairman Board of Directors	61	Nov 2019 to present
David D Lee, BS	Director	59	Nov 2019 to present
Eric Kim	Chief Financial Officer	52	June 2020 to present

 The following table shows the name, position, age, term of office of XEME Biopharma Inc.

Name	Position	Age	Term of office
Mircea C. Popescu, M.D., Ph.D.	CEO/Director	83	2005 to present
Richard J. Robb, Ph.D.	Chief Technical Officer	70	2005 to present
Gongjin Choi, BS & MBA	Chairman Board of Directors	61	Nov 2019 to present
David D Lee, BS	Director	59	Nov 2019 to present

The following individuals serve as our executive officers and members of our board of directors:

Mircea C. Popescu, M.D., Ph.D., age 83, Chief Executive Officer, member of the Board of Directors

Dr. Popescu is the CEO and a Director of XEME Biopharma, Inc. He is a seasoned biopharma executive having previous direct responsibilities for managing corporate growth, fostering numerous product development collaborations with companies in the United States and elsewhere and supervising clinical trials. He was one of the founders of XEME and has been the Chief Executive Officer of XEME since 2005. He was previously General Manager of Biomira USA where he initiated a productive collaboration on cancer vaccines with NCI/NIH, and was President of Oncotherapeutics where he was instrumental in completing one of the first international biotechnology merger transactions (with Biomira of Canada). Dr. Popescu was also a Research Fellow at Wyeth Vaccines, where he developed a novel flu vaccine that was tested in volunteers. He was Scientific Founder and Executive\ Director of The Liposome Company, one of the premier biotechnology concerns, where he focused on the development of company’s first therapeutic product that reached the market. Dr. Popescu has numerous publications in peer reviewed science journals and is a named inventor on 24 US patents including those supporting XEME’s technology platform.

Richard J. Robb, Ph.D., age 70, Chief Scientific Officer, member of the Board of Directors

Dr. Robb was one of the founders of XEME. He has held a variety of senior managerial positions for Research and Development at large pharmaceutical and biotechnology companies. He has an extensive science managerial experience that comprises preclinical research, product development, toxicology studies, quality control /assurance and organization and monitoring of clinical research. He gained international recognition for his work on Interleukin-2, one of the active ingredients in XEME’s therapeutic vaccines. The international standard for IL-2 quantification is based on his work. Dr. Robb manufactured the first biotechnology-derived IL-2 for use in clinical trials at the National Cancer Institute, a historic event for biotechnology industry. He has published over 80 scientific articles in prestigious journals, reviews and book chapters, was co-inventor on issued US patents and Principal Investigator on National Cancer Institute grants. He was one of the co-founder of XEME and has been the Vice President and Chief Scientific Officer of XEME since 2005.

Gongjin Choi, BS & MBA, age 61, Chairman of the Board of Directors, Secretary, Treasurer

Mr. Choi is a chairman of the board directors of both XEME Biopharma Holdings, Inc. & XEME Biopharma, Inc.  He began working with XEME in November 2019 and spends 90% of his time on XEME. He is an entrepreneur who has been dedicating to develop and implement a nutraceutical solution for the cancer treatment, utilizing conventional treatment with the alternative medicine treatment. Collaborating with a well-known oncologist, he has been successfully developing a few alterative supplements for the cancer patients. Prior to entering in the biopharma industry, he built up a career path on IT industries for over 20 years. Two companies that he initially started were now successfully trading on the KOSDAQ (Korean Securities Dealers Automated Quotations). He earned his BA of Economics & MBA from Seo Kang university in South Korea.  From March 2000 to current, Mr. Choi has served as the president & CEO of R2T Biopharma, where Mr. Choi oversees all the company’s operation. R2T Biopharma, Inc. is a nutrient supplement manufacturing & marketing company. Also from July 2007 to current, Mr. Choi is acting president of Simpac, Inc. and responsible for all company’s financial & operation. The Simpac is engineering and machinery company that invent and design an industrial printing machine and air-dynamic golf equipment.

David D Lee, BS, age 59, Member of the Board of Directors

Mr. Lee is a Board Director of both XEME Biopharma Holdings, Inc. & XEME Biopharma, Inc. He began working with XEME in November 2019 and works approximately 160 hours per month. He is a seasoned wealth management/financial planning specialist who has pivoted into the Biopharma space. In 2016, he was assigned as founder and COO of PeproMene Bio Pharma, Inc., which focused on Car-T-Cell technology through the City of Hope hospital. Prior to this transition, he has worked over 30+ years in the wealth management/financial planning sector through firms like New York Life, Hartford Group, and others before starting his own company where he continues to service high net worth individuals and business owners.

From January 2001 to the current time, Mr. Lee has been an independent financial consultant, servicing a high-net worth individual with sophisticated wealth strategy and trust establishment, using insurance products & services. Mr. Lee currently holds California life & health insurance certification. David Lee is not currently registered with any securities regulators at this time. He earned his BS in Chemical Engineering from Washington University in St. Louis.

Eric Kim, age 52, Chief Financial Officer

Mr. Kim is overseeing overall company’s finance. Eric has over 25 years of experience in the Wealth Management and Asset Management industry.  His investment career began at JB Oxford & Company where he ultimately headed a Korean Division for the firm, implementing national marketing initiatives to grow the business in Korean American Community.  After serving several years for the firm, he joined Charles Schwab & Co. and Merrill Lynch International, servicing both domestic and international high net worth clients from Singapore, Hong Kong, and Seoul.  For the past five years, he serves as the principal of investment firm, providing wealth management services.

Eric Kim is currently acting as an Investment Adviser Representative (CRD# 2479722).  He earned a Bachelor's degree in Economics from University of California, Los Angeles. From April 2009 to current, Mr. Eric Kim is an investment advisor representative for Mont Blanc Asset Inc. that he founded and still remains the majority shareholder. From June 2020 to current, Mr. Eric Kim is overseeing overall XEME’s finance.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the executive officers  for services rendered in all capacities to us. The listed individuals shall hereinafter be referred to as the “Named Executive Officers.” Currently, we have no employment agreements with any of our Directors or Officers. Compensation for the future will be determined when and if additional funding is obtained.

Summary Compensation Table – Officers

XEME Biopharma Holdings Inc.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and principal position		Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive plan compensation	Change in Pension Value and Nonqualified deferred compensation	All other Compensation	Total
	Year	($)	($)	($)	($)	($)	($)	($)	($)
Gongjin Choi CEO	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
David Lee	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Eric Kim CFO	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Summary Compensation Table – Officers

XEME Biopharma Inc.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and principal position		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive plan compensation	Change in Pension Value and Nonqualified deferred compensation	All other Compensation	Total
	Year	($)	($)	($)	($)	($)	($)	($)	($)
Mircea C. Popescu MD, PhD CEO	2020	162,000	-0-	-0-	-0-	-0-	-0-	-0-	162,000
Richard Robb PhD CTO	2020	160,500	-0-	-0-	-0-	-0-	-0-	-0-	160,500
Gongjin Choi Chairman	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
David Lee	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Director Compensation Table

XEME Biopharma Holdings Inc.

(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Name and principal position		Fees earned or paid in cash	Stock Awards	Option Awards	Non-Equity Incentive plan compensation	Change in Pension Value and Nonqualified deferred compensation	All other Compen-sation	Total
	Year	($)	($)	($)	($)	($)	($)	($)
Gongjin Choi CEO	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-
David Lee	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Eric Kim CFO	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Director Compensation Table

XEME Biopharma Holdings Inc.

(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Name and principal position		Fees earned or paid in cash	Stock Awards	Option Awards	Non-Equity Incentive plan compensation	Change in Pension Value and Nonqualified deferred compensation	All other Compen-sation	Total
	Year	($)	($)	($)	($)	($)	($)	($)
Mircea C. Popescu MD, PhD CEO	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Richard Robb PhD CTO	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Gongjin Choi Chairman	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-
David Lee	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Stock Options

The Company has no stock option plan.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors, executive officers and other key employees. The indemnification agreements and our amended and restated By-Laws will require us to indemnify our directors to the fullest extent permitted by Florida law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Florida Business Corporation Act permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against her and liability and expenses incurred by her in her capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the articles of incorporation provide otherwise, whether or not the corporation has provided for indemnification in its articles of incorporation. Our articles of incorporation have no separate provision for indemnification of directors, officers, or control persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

The following are all issuances of securities by the Company since its formation in April 2019, which were not registered under the Securities Act. In each of these issuances the recipient represented that he or she was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

The shares of our common stock were issued pursuant to an exemption from registration in Section 4(a)(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(a)(2) of the

Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(a)(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had necessary investment intent as required by Section 4(a)(2) since they agreed to receive share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.”  All shareholders are “sophisticated investors” and are family members, friends or business acquaintances of our officers and directors. Based on an analysis of the above factors, we believe we have met the requirements to qualify for exemption under section 4(a)(2) of the Securities Act of 1933 for this transaction.

On April 5, 2019 the Company issued Andrew Weeraratne (AW) its CEO, CFO and Chairman of the Board of Directors of Acqusalut Inc (the predecessor to XBH) 11,000,000 Class B shares at the par value of $0.0001 for a total of $1,100 that AW paid to the Company.

As shown on the table below, on April 5, 2019, the Company issued the following shares of Class A common stock as founders’ shares to the following officers and directors for a total of $230 that AW paid to the Company.

Name	Title	# of Shares	Consideration ($)
Eugene Nichols	Director	100,000	$10

Groan Antic	Director	100,000	$10

Kazuko Kusunoki	Vice President - Administration	100,000	$10

Mfusion Corp	A related company	1,000,000	$100

PEHF LLC	A related company	1,000,000	$100

Mfusion Corp is a related company that AW is the CEO, CFO and the Chairman of Board of Directors. All directors of Acqusalut Inc (the predecessor to XBH) tare also directors of Mfusion Corp. On April 4, 2019 Mfusion Corp loaned $10,000 to the Company at an annual interest rate of 6% per year with the interest to be accrued quarterly. The Board of Directors of the Company gave Mfusion Corp the option to convert this $10,000 loan to 100,000 Class A common stock of the Company at $0.10 per share within 6 years from April 4, 2019. This $10,000 loan was paid back to Mfusion Corp on May 15th 2019 with Mfusion Corp board (which is the same as the Board of the Company) agreed to forego the interest payments due on the loan up to that day due to getting 1,000,000 shares at par value on April 4, 2019.

PEHF LLC is a limited liability company where AW is the General Partner.

On April 10, 2019 we sold 1,630,000 Class A Common Stock at $0.01 per share to eight shareholders, with whom  AW has established a long term relationship, for a total sum of $16,300.

On May 5, 2019 we gave 100,000 Class A common stock for a valuation of $1,000 to Clifford Hunt Esq as part of legal fees.

On August 19, 2019 we gave 100,000 Class A common stock for a valuation of $1,000 to Christopher Cibelli who joined as our creative director and producer of festivals (the original business of Acqusalut Inc (the predecessor to XBH))  as a start-up bonus.

On August 3, 2020, the Company executed a share exchange agreement with XEME Biopharma Inc., a corporation incorporated in the State of Delaware (“XEME”) and the selling stockholders of XEME, R2T Biopharma Inc., a corporation incorporated in the State of California (“R2T”) whereby R2T taking over the majority shares of XBH in exchange for transferring 100% ownership of XEME to XBH. To execute that share exchange agreement the Company issued 40,000,000 Class B shares and 905,045,882 Class A shares to R2T. Also, as part of the same agreement, AW converted his 11,000,000 Class B common shares to Class A common shares with the Company buying back 6,000,000 of AW shares for $120,000.

On August 10, 2020 (47,729,590 shares for $3,750,000) - R2T transferred 47,729,590 shares to SeouLin Bioscience Co., Ltd., a corporation, which is listed in KOSDAQ (Korean Securities Dealers Automated Quotations) and located in 4F. #A, KOREA BIO PARK, 700, Daewangpangyo-ro, Bundang-gu, Seongnam-si, Gyeonggi-do, 463-400, Republic of Korea.

On August 10, 2020 (9,545,918 shares for services) - R2T transferred total of 9,545,918 shares to Minsun Chun, R2T’s consultant.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of December 22, 2020, for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 914,591,800 shares of common stock deemed to be outstanding as of December 22, 2020.

Name	Number of Shares of Class A Common Stock Beneficially Owned	Percent of Class A Common Stock Owned	Number of Shares of Class B Common Stock Beneficially Owned (1)	Percent of Class B Common Stock Owned (1)	Voting Control by Officers & Directors	Percent of Voting Control by Officers & Directors (1)
Officers and Directors

Gongjin Choi (1) Chairman of the Board of Directors, Chief Executive Officer	0	0.00%		0.00%		0.00%

David Lee, Director	0	0.00%		0.00%		0.00%

Mircea C Popescu MD Director	0	0.00%		0.00%		0.00%

Eric Kim, Director	0	0.00%				0.00%

All Directors and Officers as a Group (4 persons)	0	0.00%		0.00%		0.00%

10% Holders

R2T Biopharma Inc.	847,770,374	92.69%	40,000,000	100.00%	1,247,770,374	94.92%

All Directors, Officers and 10% Holders as a Group (5 persons)	847,770,374	92.69%	40,000,000	100.00%	1,247,770,374	94.92%

(1)

The 40,000,000 shares of class B common stock beneficially owned by R2T Biopharma Inc., have 400,000,000 in total votes due to class B shares having 10 votes for each share.  Also R2T own 847,770,374 Class A common shares. Mr. Gongjin Choi our Chairman of the Board owns 100% of R2T Bopharma Inc.

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of December 22, 2020 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (5%) of our capital stock. The percentage of beneficial ownership in the table below is based on 914,591,800 shares of common stock deemed to be outstanding as of December 22, 2020.

Name	Number of Shares of Class A Common Stock Beneficially Owned	Percent of Class A Common Stock Owned	Number of Shares of Class B Common Stock Beneficially Owned (1)	Percent of Class B Common Stock Owned (1)	Voting Control by Officers & Directors	Percent of Voting Control by Officers & Directors (1)
Officers and Directors

Gongjin Choi (1) Chairman of the Board of Directors, Chief Executive Officer	0	0.00%		0.00%		0.00%

David Lee, Director	0	0.00%		0.00		0.00%

Mircea C Popescu MD Director	0	0.00%		0.00		0.00

Eric Kim, Director	0	0.00%				0.00%

All Directors and Officers as a Group (4 persons)	0	0.00%		0.00%		0.00%

5% Holders

R2T Biopharma Inc.	847,770,374	92.69%	40,000,000	100.00%	1,247,770,374	94.92%

All Directors, Officers and 5% Holders as a Group (5 persons)	847,770,374	92.69%	40,000,000	100.00%	1,247,770,374	94.92%

(1)

The 40,000,000 shares of class B common stock beneficially owned by R2T Biopharma Inc., have 400,000,000 in total votes due to class B shares having 10 votes for each share.  Also R2T own 847,770,374 Class A common shares. Mr. Gongjin Choi our Chairman of the Board owns 100% of R2T Bopharma Inc.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our Board of Directors.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Employment Agreements

We have no employment agreement with any officers.

Legal/Disciplinary History

None of the Company’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Company’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Company’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of Company’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of three persons. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provides risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

DESCRIPTION OF SECURITIES

General

We are authorized to issue an aggregate number of 3,000,000,000 shares of capital stock, of which (i) 2,600,000,000 shares are Class A Common Stock, no par value per share; (ii) 200,000,000 shares are Class B common stock, no par value per share; and (iii) 400,000,000 shares of preferred stock, no par value per share.

Class A Common Stock

We are authorized to issue 2,600,000,000 shares of Common Stock. As of August 3, 2020, 914,591,800 shares of Class A Common Stock are issued and outstanding. Each share of Common Stock shall have one (1) vote per share for all purposes. Our common stock does not provide a preemptive or conversion right and there are no redemption or sinking fund provisions or rights. Holders of our Common Stock are not entitled to cumulative voting for election of the Company’s board of directors.

The holders of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Class B Common Stock

We are authorized to issue 200,000,000 shares of Class B common stock. As of August 3, 2020, 40,000,000 shares of Class B common stock are issued and outstanding. Each share of Class B common stock shall entitle the holder to ten (10) votes for each one vote per share of the Common Stock, and with respect to that vote, shall be entitled to notice of any stockholders’ meeting in accordance with the Company’s bylaws, and shall be entitled to vote, together as a single class with the holders of Common Stock with respect to any question or matter upon which the holders of Common Stock have the right to vote. Class B common stock shall also entitle a holder to vote as a separate class as set forth in the Company’s bylaws.

The holders of our Class B common stock are entitled to dividends out of funds legally available when and as declared by our board of directors at the same rate per share as the Common Stock. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Each share of Class B common stock is convertible into one (1) share of Common Stock, subject to adjustment, at any time at the option of the holder.

All outstanding shares of Class B common stock are duly authorized, validly issued, fully paid and non-assessable. So long as any shares of Class B common stock are outstanding, we have agreed not to take the following actions without the prior written consent of the holders of at least a majority of the voting power of the then outstanding Class B common stock:

·

sell, convey or otherwise dispose of or encumber all or substantially all of our assets, or merger with or consolidate with another corporation, other than our wholly-owned subsidiary, or effect any transaction or series of transactions in which more than 50% of the voting power of our company is transferred or disposed of;

·	alter or change any of the rights of the Class B common stock or increase or decrease the number of shares authorized;

·

authorize or obligate our company to authorize any other equity security or security which is convertible or exercisable into an equity security of our company which has rights, preferences or privileges which are superior to, on a parity with or similar to the Class B common stock;

·	redeem or repurchase any of our securities;

·	amend our articles of incorporation; or

·	change the authorized number of our board of directors.

Preferred Stock

We are authorized to issue up to 400,000,000 shares of preferred stock, no par value per share, in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to other existing classes of capital stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control. Currently, no shares of our preferred stock have been designated any rights and we have no shares of preferred stock issued and outstanding.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

We currently do not have a transfer agent.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

Current Offering

XEME Biopharma Holdings Inc. (“XBH”, “We,” or the “Company”) is offering up to 100,000,000 total of Securities, consisting of class A Common Stock, no par value per share (the “Common Stock” or collectively the “Securities”).

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Law Office of Clifford J. Hunt, P.A.

EXPERTS

XEME financial statements as of March 31, 2020, and for the three months ended March 31, 2020, and as of December 31, 2019, and for the year ended December 31, 2019 included in this prospectus have been audited by Benjamin & Ko, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

XEME BIOPHARMA HOLDINGS INC.

UNAUDITED FINANCIAL STATEMENTS

(Internally Prepared)

CONTENTS

Page

Unaudited Financial Statements

Balance Sheets

F-2

Statements of Operations

F-3

Statements of Stockholders’ Equity

F-4

Statements of Cash Flows

F-5

Notes to Financial Statements

F-6

XEME Biopharma Holdings Inc.
Consolidated Balance Sheets
Internally Prepared Statements
	September 30, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalent	$541,812	$29,357
Prepaid expenses	3,813	-
Total current assets	545,625	29,357

Fixed & Intangible assets
Machinery & equipment net of acc depreciation	63,074	-
Automobile net of acc depreciation	24,292	-
Intangible property net of acc amortization	454,333	-
Total net fixed assets	541,699	-

Security deposits	17,067

Total assets	$1,104,391	$29,357

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Loan payable- short term	2,757	20,258
Tax payable	15,175
Loan payable stock subscription	30,000	-
Total current liabilities	47,932	20,258

Long term liabilities
Loan payable- auto	7,538	-
Loan payable- related party	1,000,000
	1,007,538
Stockholders' equity (deficit)
Preferred stock: no par value; 400,000,000 & 30,000,000 authorized, no shares issued and outstanding as of September 30, 2020 & December 31, 2019	-	-
Class A Common stock: no par value; 2,400,000,000 & 900,000,000 shares authorized 914,591,800 and 4,130,000 shares issued & outstanding for September 30, 2020 & December 31, 2019	634,162	18,530
Class B Common stock: no par value; 200,000,000 & 70,000,000 shares authorized 40,000,000 and 11,000,000 shares issued & outstanding for September 30, 2020 & December 31, 2019	26,264	1,100
Treasury stock	(120,557)	-
Stock subscription receivable	(30,000)	-
Retained earnings (deficit)	(460,948)	(10,531)
Total stockholders' equity (deficit)	48,921	9,099

Total liabilities and stockholders' equity (deficit)	$1,104,391	$29,357

The accompanying notes are an integral part of these unaudited financial statements.

XEME Biopharma Holdings Inc.
Consolidated Statements of Operations
Internally Prepared Statements

	For the nine months ended September 30, 2020	April 2, 2019 (inception) to December 31, 2019

Revenue

Operating expenses
Legal & accounting	$23,902	$7,180
Administrative expenses	426,515	3,351
Total operating expenses	450,417	10,531

Loss from operations	450,417	10,531

Net income (loss)	(450,417)	(10,531)

Basic and diluted income (loss) per common share	$(0.00)	$(0.00)

Basic and diluted weighted average number of common shares outstanding	114,939,994	15,012,206

The accompanying notes are an integral part of these unaudited financial statements.

XEME Biopharma Holding Inc.

Notes to Financial Statements

September 30, 2020

Internally Prepared Statements

NOTE 1 – DESCRIPTION OF BUSINESS

The Company was incorporated on April 2, 2019 as Acqusalut Inc., under the laws of the State of Florida and pursuant to an amended Articles of Incorporation filed with State of Florida on August 3, 2020, the Company changed its name to XEME Biopharma Holdings Inc. (“XBH”) to coincide with a share exchange agreement executed on August 3, 2020, with XEME Biopharma Inc., a corporation incorporated in the State of Delaware (“XEME”) and the selling stockholders of XEME, R2T Biopharma Inc., a corporation incorporated in the State of California (“R2T”) whereby R2T taking over the majority shares of XBH in exchange for R2T’s 100% ownership of XEME to XBH. Our fiscal year-end date is December 31. XBH and XEME would be collectively referred to herein as "we," "us,” “our," and/or the "Company."

Xeme Biopharma, Inc. is located in New Jersey.  The Company is a clinical stage biotechnology company dedicated to the development of innovative Therapeutic Cancer Vaccines (TCV) and other active immuno-oncology products.  The Company’s vaccines and other products are rapidly produced, easy to administer, non-toxic, safe, and should significantly improve safety and efficacy outcomes for hematologic and solid tumor cancer indications.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representation of the company’s management who are responsible for the integrity and objectivity of the financial statements. These accounting policies confirm to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

The accompanying financial statements include the comparative balance sheets as of September 30, 2020 and December 31, 2019 and accounts of the Company for the periods from January 1, 2020 to September 30, 2020 and from April 2, 2019 inception date to December 31, 2019. This financial statement period is not an indicative of the results to be expected for any periods in future. The financial statements have been prepared by the management of the Company in accordance with accounting principles generally accepted in the United States.

Going Concern

The financial statements have been prepared on the going concern basis which assumes the company and consolidated entity will have sufficient cash to pay its debts as and when they become payable for a period of at least 12 months from the date the financial report was authorized for issue.

The Company was set up on April 2, 2019 and has suffered losses from operations so far and currently has $541,812 in cash in bank. We may not have any revenue until we raise funds from the current offering. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. We will need to raise the funds required to conduct any business through sale of our securities or through loans from third parties. We do not have any commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to cease operations. We may not be successful in raising the capital needed to expand or develop operations. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. The accompanying financial statements have been prepared assuming the Company will continue as a going concern; no adjustments to the financial statements have been made to account for this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include, but are not limited to, the estimated useful lives of property and equipment, patent and trademark, the ultimate collection of accounts receivable and accrued expenses. Actual results could materially differ from those estimates.

Related Party Policies

In accordance with FASB ASC 850 related parties are defined as either an executive, director or nominee, greater than 10% beneficial owner, or an immediate family member of any of the proceeding. Transactions with related parties are reviewed and approved by the directors of the Company, as per internal policies.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period of enactment. Deferred income tax expense represents the change during the year in the deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company filed its initial tax return for December 2019. Management believes that the Company’s income tax filing positions will be sustained on audit and does not anticipate any adjustments that will result in a material change. Therefore, no reserve for uncertain income tax positions has been recorded. The Company’s policy for recording interest and penalties, if any, associated with income tax examinations will be to record such items as a component of income taxes.

The Company has adopted ASC 740-10-25, which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. The Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The Company did not recognize additional liabilities for uncertain tax positions as a result of the implementation of ASC 740-10-25 for the nine months ended September 30, 2020.

Stock-based Compensation

Stock-based compensation is measured at the grant date based on the fair value of the award and is recognized as expense over the applicable vesting period of the stock award (generally 0 to 5 years) using the straight-line method. Stock compensation to employees is accounted for under ASC 718 and stock compensation to non-employees is accounted for under 2018-07.

Earnings Per Share

The Company’s basic earnings per share (EPS) amounts have been computed based on the average number of shares of common stock outstanding for the period and include the effect of any participating securities as appropriate. Diluted EPS includes the effect of the Company’s outstanding stock options, restricted stock awards, restricted stock units and performance-based stock awards if the inclusion of these items is dilutive.

Recent accounting pronouncement not yet effective

FASB ASU 2016-02 “Leases (Topic 842)” – In February 2016, the FASB issued ASU 2016-02, which will require lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines. Lessor accounting is similar to the current model but updated to align with certain changes to the lessee model and the new revenue recognition standard. This ASU is effective for fiscal year beginning after December 15, 2019, including interim periods within those fiscal year beginning after December 15, 2020. We are currently evaluating the potential impact this standard will have on our financial statements and related disclosures.

FASB ASU 2016-15 “Statement of Cash Flows (Topic 230)” – In August 2016, the FASB issued 2016-15. Stakeholders indicated that there is a diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. This ASU is effective for annual reporting periods beginning after December 15, 2018, and interim periods within those fiscal year beginning after December 15, 2019. Early adoption is permitted. Adoption of this ASU will not have a significant impact on our statement of cash flows.

FASB ASU 2016-12 “Revenue from Contracts with Customers (Topic 606)” – In May 2016, the FASB issued 2016-12. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2016-12 provides clarification on assessing collectability, presentation of sales taxes, noncash consideration, and completed contracts and contract modifications.

This ASU is effective for annual reporting periods beginning after December 15, 2018, and interim periods beginning after December 15, 2019. We are currently assessing the potential impact this standard will have on our financial statements and related disclosures.

NOTE 3–STOCK SUBSCRIPTION RECEIVABLE & LOAN PAYABLE STOCK SUBSCRIPTION

The Board at a meeting held on May 15, 2020 passed a resolution to sign a Letter of Intent (“LOI”) with a biotech company for a possible merger and change the direction of the company. On May 30, 2020, we signed a LOI with R2T the 100% owner of  XEME Biopharma Inc., (“XEME”) a corporation incorporated in the State of Delaware and doing business in New Jersey with the intention of signing a share exchange agreement as soon as the audits of both companies are completed. As part of the LOI, R2T paid the Company $40,000 non-refundable payment to be applied as part payment to class A and Class B shares of the Company when the share exchange agreement is executed.

On August 3, 2020 we signed the above-mentioned share exchange agreement with R2T, who agreed to pay the Company $120,000 ($40,000 of which already paid) as cash payment and 100% shares of XEME as the consideration to acquire 99% of the Company. The parties also agreed to reduce the number of outstanding shares of the shareholders (“prior shareholders”) of the Company prior to the merger by acquiring some of such shares outstanding. Currently $30,000 of such cash payments remain due along with the same amount of funds payable to the prior shareholders of the company.

NOTE 4 – LOAN PAYABLE - RELATED PARTY

On April 15, 2020, the Company entered into a Loan Agreement with R2T, a related party.  Pursuant to the agreement, the Company borrowed $100,000 on May 1, 2020, $400,000 on May 26, 2020, $250,000 on July 20, 2020, and $250,000 on August 21, 2020 from R2T to cover the operating expenses.

The Company had loan payable to related party in the amount of $1,000,000 as of September 30, 2020 and $0 as of December 31, 2019.

NOTE 5 – EQUITY

The Company is authorized to issue an aggregate number of 3,000,000,000 shares of capital stock, of which (i) 2,600,000,000 shares are Class A Common Stock, no par value share; (ii) 200,000,000 shares are Class B common stock, no par value share; and (iii) 400,000,000 shares of preferred stock, no par value share.

The holders of Class A common stock shall be entitled to one vote per share and shall be entitled to dividends as shall be declared by our Board of Directors from time to time. Each share of Class B common stock shall entitle the holder thereof to 10 votes for each one vote per share of Class A common stock, and with respect to such vote, shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together as a single class with holders of Class A common stock with respect to any question or matter upon which holders of Class A common stock have the right to vote. Class B common stock shall also entitle the holders thereof to vote as a separate class as set forth herein and as required by law. Holders of Class B common stock shall be entitled to dividends as shall be declared by our Board of Directors from time to time at the same rate per share as the Class A common stock. The holders of the Class B common stock shall have the right to convert each one of their shares to one share of Class A common stock automatically by surrendering the shares of Class B common stock to us.

The Company issued the following Class B common stock for period April 2, 2019 (date of formation) to September 30, 2020 and was outstanding as of September 30, 2020:

April 3, 2019 – The Company issued 11,000,000 Class B common stock for proceed of $1,100 from I Andrew Weeraratne (“AW”) Chief Executive Officer and the Chief Financial Officer of Acqusalut Inc--the predecessor to XBH.

On August 3, 2020 pursuant the share exchange agreement with R2T the following transactions were executed:

11,000,000 Class B common shares of the founder of the company were converted to Class A common shares with 6,000,000 of such shares being acquired by the Company for $120,557. The Company Issued 40,000,000 Class B common shares to R2T Biopharma Inc.

The Company issued the following Class A common stock for period April 2, 2019 (date of formation) to September 30, 2020 and were outstanding as of September 30, 2020:

April 4, 2019 (1,000,000 shares for proceed of $100) – The Company issued 1,000,000 shares for $100 to a lender holding a convertible debt.

April 4, 2019 (1,300,000 shares for proceed of $130) – The Company issued 1,300,000 shares to the two new members of the Board of Directors.

April 9, 2019 (1,630,000 shares for proceed of $16,300) – The Company already issued 1,630,000 shares to various investors for proceeds of $16,300.

May 5, 2019 (200,000 shares for services) – The Company issued total of 200,000 shares to the Company’s legal counsel and consultant.

On April 30, 2020 (415,918 shares for $20,796) to convertible debtholder to convert his $20,000 loan plus accrued interest to class A common stock

On August 3, 2020 pursuant the share exchange agreement with R2T the following transactions were executed:

11,000,000 Class B common shares of the founder of the company were converted to Class A common shares with 6,000,000 of such shares being acquired by the Company for $120,557. The Company issued 905,045,882 Class A common shares to R2T.

On August 10, 2020 (47,729,590 shares for $3,750,000) - R2T transferred 47,729,590 shares to SeouLin Bioscience Co., Ltd., a corporation, which is listed in KOSDAQ (Korean Securities Dealers Automated Quotations) and located in 4F. #A, KOREA BIO PARK, 700, Daewangpangyo-ro, Bundang-gu, Seongnam-si, Gyeonggi-do, 463-400, Republic of Korea.

On August 10, 2020 (9,545,918 shares for services) - R2T transferred total of 9,545,918 shares to Minsun Chun, R2T’s consultant.

NOTE 6 - RELATED PARTY TRANSACTIONS

On April 4, 2019, the Board approved to borrow $10,000 from a related company Mfusion Corp. at 6% annual interest to be accrued quarterly. This loan was structured as a convertible loan that Mfusion Corp. could convert to Class A common stock at $0.10 per share within 6 years from April 4, 2019. The Board also approved to sell 1,000,000 shares to Mfusion Corp. at the par value of $0.0001 per share for a total value of $100.00. This loan was paid back to Mfusion Corp. on May 15, 2019 with Mfusion Corp board (which is the same as the Board of the Company) agreed to forego the interest payments due on the loan up to that day due to getting 1,000,000 shares at par value on April 4, 2019.

F-4

PART III—EXHIBITS

Exhibit No.	Description	Filed with

2A	Articles of Incorporation of Acqusalut Inc.	Form 1-A offering statement on May 7, 2019

2A.1	Amended Articles of Incorporation of XEME Biopharma Holdings Inc.	Form 1-U filed on August 7, 2020

2A.2	Articles of Incorporation of XEME Biopharma Inc. & Amendments to AOC	Form 1-U filed on August 7, 2020

2B	Bylaws of Acqusalut Inc.	Form 1-A offering statement on May 7, 2019

2B.1	Bylaws of XEME Biopharma Inc.	Form 1-U filed on August 7, 2020

4	Form of Subscription Agreement	Form 1-A offering statement on May 7, 2019

4B	Amended Subscription Agreement	Form 1-A Amnd No.2 offering statement on Oct 17, 2019
4.2	Share Exchange Agreement between Xeme Biopharma Holdings Inc. & XEME & R2T Biopharma Inc.	Form 1-U filed on August 7, 2020

6	Convertible Loan Agreement with Mfusion Corp	Form 1-A offering statement filed May 7, 2019

6.1	Convertible Loan P Bollar	Form 1-SA Semiannual Report file July 14, 2020

9	MaloneBailey LLP Prior Auditor letter	Form 1-U Current Report filed on June 2, 2020

11	MaloneBailey LLP consent	Form 1-A Amnd No.3 offering statement on Oct 29, 2019

11.2	Raymond & Ko consent	Form 1-U filed on August 7, 2020

12.1	Opinion of Law Office of Clifford J. Hunt, P.A.	Form 1-A offering statement on May 7, 2019

12.2	Consent of Counsel (included in Exhibit 12.1)	Form 1-A offering statement on May 7, 2019

15	Code of Business Conduct and Ethics	Form 1-A offering statement on May 7, 2019

15.1	Letter of Intent between the Company and XEME Biopharma Inc.	Form 1-U Current Report filed on June 2, 2020

15.2	XEME Biopharma Inc. Audited Financial Statements
	March 31, 2020 and December 31, 2019	Form 1-U filed on August 7, 2020

15.3	XEME Biopharma Holdings Inc.
	Proforma Financial Information 6-30-20	Form 1-U filed on August 7, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida on December 22, 2020

XEME Biopharma Holdings Inc.

By:	/s/ Gongjin Choi
Name: Gongjin Choi
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Gongjin Choi, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Name and Title	Date
Gongjin Choi Chief Executive Officer (CEO), Chairman of
/s/Gongjin Choi	the Board of Directors, Chief Principal Officer	12-22-2020

/s/ David Lee	David Lee, Director	12-22-2020

/s/ Eric Kim	Eric Kim, Director, Chief Financial Officer	12-22-2020

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